Exhibit 4.1

COMPRESSION POLYMERS HOLDING CORPORATION,

as Issuer

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

as Guarantors

Senior Floating Rate Notes due 2012

10½% Senior Notes due 2013

INDENTURE

Dated as of July 5, 2005

Wells Fargo Bank, N.A.,
as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.3, 7.8, 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	13.3
	(c)	13.3
313	(a)	7.6
	(b)(1)	N.A.
	(b)(2)	7.6
	(c)	7.6, 13.2
	(d)	7.6
314	(a)	4.3, 4.4, 13.5
	(b)	N.A.
	(c)(1)	13.4
	(c)(2)	13.4
	(d)	N.A.
	(e)	13.5
	(f)	N.A.
315	(a)	7.1
	(b)	7.5, 13.2
	(c)	7.1
	(d)	7.1
	(e)	6.12
316	(a)(last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	N.A.
317	(a)(1)	6.8
	(a)(2)	6.10
	(b)	2.4
318	(a)	13.1
	(b)	N.A.
	(c)	13.1

N.A. means not applicable.

*                                         This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

i

EXHIBITS

Exhibit A	Form of Initial Floating Rate Note

Exhibit B	Form of Initial Fixed Rate Note

Exhibit C	Form of Exchange Floating Rate Note

Exhibit D	Form of Exchange Fixed Rate Note

Exhibit E	Form of Supplemental Indenture in Respect of Guarantee

Exhibit F(1)	Form of Regulation S Certification

Exhibit F(2)	Form of Certificate to Be Delivered upon Exchange or Registration of Transfer of Notes

Exhibit G	Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors

Exhibit H	Form of Certificate to Be Delivered in Connection with Transfers Pursuant to Regulation S

v

INDENTURE

INDENTURE dated as of July 5, 2005 among Compression Polymers Holding Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined herein) party hereto from time to time, and Wells Fargo Bank, N.A., a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company’s Floating Rate Notes (as defined below) and Fixed Rate Notes (as defined below).

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.                                   Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation; provided that any Indebtedness of such Person that is extinguished, redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction pursuant to which such Person becomes a Restricted Subsidiary will not be Acquired Indebtedness.

“Acquisition” means the transactions contemplated by the Stock Purchase Agreement, including any borrowings under the Credit Agreement and the offering of the Notes.

“Additional Fixed Rate Notes” means 10½% senior notes due 2013 issued from time to time after the Issue Date pursuant to Article II and in compliance with Section 4.9 and ranking equally with the Initial Fixed Rate Notes in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such Additional Fixed Rate Notes).

“Additional Floating Rate Notes” means senior floating rate notes due 2012 issued from time to time after the Issue Date pursuant to Article II and in compliance with Section 4.9 and ranking equally with the Initial Floating Rate Notes in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such Additional Floating Rate Notes).

“Additional Interest” means all additional interest then owing pursuant to Section 2 of the Registration Rights Agreement.

“Additional Notes” means Additional Fixed Rate Notes and Additional Floating Rate Notes.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing. The term “Affiliate,” with respect to the Company and the Guarantors, shall not include the Initial Purchaser or any of its Affiliates.

“Affiliate Transaction” has the meaning set forth under Section 4.11.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Asset Acquisition” means

(1)           an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Company or any Restricted Subsidiary; or

(2)           the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of:

(1)           any Capital Stock of any Restricted Subsidiary; or

(2)           any other property or assets of the Company or any Restricted Subsidiary,

in each case, other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(a)           a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $3.0 million,

(b)           the sale, lease, conveyance, disposition or other transfer of all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) as permitted under Section 5.1 or any disposition that constitutes a Change of Control,

(c)           the sale, lease, conveyance, disposition or other transfer of products, services, inventory or accounts receivable in the ordinary course of business and disposals or replacements of damaged, worn-out or obsolete assets or assets no longer useful in the business,

(d)           an issuance of securities by a Restricted Subsidiary to the Company or another Restricted Subsidiary or the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to the Company or one or more Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transactions),

(e)           any transfer of property or assets or issuance of Capital Stock that is a Restricted Payment or Investment permitted under Section 4.7 or any Permitted Investment,

(f)            the sale or other disposition of cash or Cash Equivalents,

(g)           a transfer of assets, by means of trade-in, of equipment owned by the Company and used or previously used in the ordinary course of business, so long as such equipment is replaced, substantially concurrently, by like-kind equipment,

(h)           any issuance of, or disposition in connection with, directors’ qualifying shares or investments by foreign nationals mandated by foreign law,

(i)            the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property in the ordinary course of business,

(j)            a transfer of property or assets that is a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(k)           the sale of any property in a Sale and Leaseback Transaction within one year of the acquisition of such property,

(l)            any sale or disposition deemed to occur in connection with creating, granting or exercising remedies, including foreclosure, in respect of any Liens pursuant to Section 4.12, and

(m)          any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar Federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or advisory board of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary or any Officer of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day in which commercial banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law to close in New York City. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date on a balance sheet prepared in accordance with GAAP.

“Capital Stock” means:

(1)           with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2)           with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Cash Equivalents” means:

(1)           marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof;

(2)           marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision of any such state, commonwealth or territory or any public instrumentality thereof maturing within two years from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating from either S&P or Moody’s;

(3)           commercial paper or other indebtedness maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then an equivalent rating from another nationally recognized rating service);

(4)           certificates of deposit, time deposits and eurodollar time deposits or bankers’ acceptances maturing within two years from the date of acquisition thereof and overnight bank deposits issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million in the case of domestic banks and $100.0 million (or the dollar equivalent thereof) in the case of foreign banks;

(5)           repurchase obligations for underlying securities of the types described in clauses (1), (2) and (4) above entered into with any bank meeting the qualifications specified in clause (4) above or securities dealers of recognized national standing;

(6)           United States dollars, euros, pounds sterling and local currencies held by Foreign Subsidiaries from time to time in the ordinary course of business;

(7)           in the case of any investment by a Foreign Subsidiary or investments made in a country outside the United States of America, “Cash Equivalents” shall also include:  (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or agency thereof) and (ii) other customarily utilized high-quality investments in the country where such Subsidiary is located or in which such investment is made; and

(8)           investments in money market funds or shares of investment companies that are registered under the Investment Company Act of 1940 that invest substantially all their assets in securities of the types described in clauses (1) through (7) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1), (2) and (6) above, provided that such amounts are converted into any currency listed in clauses (1), (2) and (6) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Certificated Notes” means, collectively, the U.S. Certificated Notes and the Offshore Certificated Notes.

“Change of Control” means the occurrence of one or more of the following events:

(1)           any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture), other than to a Permitted Holder;

(2)           the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);

(3)           any Person or Group, other than a Permitted Holder, shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than

50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

(4)           the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of any such Board of Directors at the beginning of such period or whose election as a member of any such Board of Directors was previously so approved.

“Change of Control Offer” has the meaning set forth under Section 4.15.

“Change of Control Payment Date” has the meaning set forth under Section 3.9(b).

“Clearstream” shall mean Clearstream Banking, Société Anonyme, Luxembourg.

“Commission” means the U.S. Securities and Exchange Commission or any successor agency thereto.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means Compression Polymers Holding Corporation, a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

“Consolidated EBITDA” means, for any period, the sum (without duplication) of:

(1)           Consolidated Net Income for such period; and

(2)           to the extent Consolidated Net Income has been reduced thereby,

(a)           all income taxes of the Company and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period,

(b)           Consolidated Interest Expense for such period,

(c)           Consolidated Non-cash Charges for such period less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP,

(d)           income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and

(e)           amounts payable to the Sponsor pursuant to the Management Agreement as in effect on the Issue Date.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated EBITDA during the four most recent full fiscal quarters (the “Four Quarter Period”) for which financial statements are available ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)           the incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business under revolving credit facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)           any asset sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets that are the subject of the Asset Acquisition or asset sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period, including giving effect to any Pro Forma Cost Savings.

If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or any such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In addition, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio:

(1)           any Person that is a Restricted Subsidiary on the Transaction Date shall be deemed to have been a Restricted Subsidiary at all times during the Four Quarter Period;

(2)           any Person that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during the Four Quarter Period;

(3)           interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; and

(4)           interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)           interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)           if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3)           notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to the Company for any period, the sum, without duplication, of:

(1)           Consolidated Interest Expense for such period; plus

(2)           the amount of all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock of the Company (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period.

“Consolidated Interest Expense” means, for any period, the sum of, without duplication:

(1)           the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus

(2)           the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP, less

(3)           interest income for such period.

“Consolidated Interest Expense” shall exclude (x) the amortization or write-off of deferred financing fees, debt issuance costs and any expensing of bridge or other financing fees, (y) the interest attributable to market exclusivity payment liabilities and (z) any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—”Accounting for Derivative Instruments and Hedging Activities” or otherwise.

“Consolidated Net Income” means, with respect to the Company for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1)           after-tax gains or losses from Asset Sales (without regard to the $3.0 million limitation set forth in the definition thereof) or abandonment or reserves relating thereto;

(2)           after-tax extraordinary or nonrecurring gains or losses and any unusual or nonrecurring charges (including severance, relocation costs and one-time compensation charges and including restructuring charges or reserves including costs related to closure of facilities), including any expenses, charges, gains or losses incurred in connection with any issuance of debt or equity;

(3)           the cumulative effect of a change in accounting principles;

(4)           solely for the purposes of Section 4.7, the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except to the extent that such Net Income is actually paid in cash to the Company or its Restricted Subsidiaries;

(5)           the net income of any Person, other than the Company or a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person;

(6)           in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any net income of the successor corporation prior to such consolidation, merger or transfer of assets;

(7)           the amortization of any premiums, fees or expenses incurred in connection with the Refinancing Transaction, the Acquisition or any other acquisition by the Company or any of its Restricted Subsidiaries of assets or Capital Stock or any amounts required or permitted by Accounting Principles Board Opinions Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with such acquisition) and 17 (including non-cash charges relating to intangibles and goodwill) to be recorded on the Company’s consolidated balance sheet, in each case in connection with the Refinancing Transaction, the Acquisition or such other acquisitions;

(8)           any non-cash compensation charge arising from the grant or issuance of stock, stock options or other equity-based awards;

(9)           unrealized gains and losses with respect to Hedging Obligations or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—”Accounting for Derivative Instruments and Hedging Activities” or otherwise;

(10)         any non-cash impact attributable to the application of the purchase method of accounting in accordance with GAAP, including, without limitation, the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets for such period on a consolidated basis in accordance with GAAP to the extent such non-cash expense results from such purchase accounting adjustments;

(11)         fees, costs and expenses incurred by the Company or any of its Subsidiaries during any period in connection with any acquisition by the Company or any of its Subsidiaries (including the Acquisition), the Refinancing Transaction and the Exchange Offers and related transactions (including, without limitation, amortization of debt issuance costs, debt discount or premium and other financing fees and expenses directly relating thereto and write-offs of any debt issuance costs relating to Indebtedness being retired or repaid in connection with such acquisition, as well as bonus payments paid to employees in connection with such acquisition);

(12)         any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments or amortization or write-off of deferred financing fees and any expenses of bridge or other financing fees; and

(13)         any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141.

“Consolidated Net Tangible Assets” means the aggregate amount of assets of the Company (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Company and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company (including, without limitation, charges related to the impairment of intangibles) and its Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (including deferred rent but excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereto is located at 213 Court Street, Suite 703, Middletown, CT 06457, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth under Section 8.3.

“CPH I” means Compression Polymers Holding I LP, or any successor entity.

“Credit Agreement” means the Credit Agreement dated as of the May 10, 2005 by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto in their capacities as lenders thereunder and Wachovia Bank, National Association, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing (including pursuant to indentures, credit facilities or commercial paper facilities with banks, investors or institutional investors or by means of sales of debt securities to institutional investors or others), replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders or other party.

“Credit Facility” means one or more debt facilities (including, without limitation, the Credit Agreement), financings, commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes or letters of credit, bank products or other debt obligations and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, renewed, refunded, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or other party.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.6 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Depositary” shall mean or include such successor.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an authorized officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent entity of the Company (in each case other than Disqualified Capital Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by an officer of the Company or the applicable parent entity, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation provided in Section 4.7.

“Designation” has the meaning set forth under Section 4.18.

“Designation Amount” has the meaning set forth under Section 4.18.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, on or prior to the date that is 91 days after the date on which the Notes mature, unless any such obligation can only be satisfied by delivery of Capital Stock which is not Disqualified Capital Stock.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of such Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.7.  The amount of Disqualified Capital Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Capital Stock, exclusive of accrued dividends; provided that any class of Capital Stock of such Person that, by its terms, authorized such Person to satisfy in full its obligations with respect to payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or other payment obligations or otherwise by delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed Disqualified Capital Stock so long as such Person satisfied its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

“Equity Offering” means any public or private sale of Qualified Capital Stock of the Company or any direct or indirect parent entity of the Company; provided that, in the event of an Equity Offering by any direct or indirect parent entity of the Company, such parent entity contributes to the capital of the Company the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate Redemption Price (plus accrued interest to the Redemption Date) of the Notes to be redeemed pursuant to Section 3.8.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto and the rules and regulations promulgated by the Commission thereunder.

“Exchange Fixed Rate Notes” means notes issued by the Company hereunder containing terms identical to the Initial Fixed Rate Notes (except (i) that interest thereon shall accrue from the last date on which interest was paid on the Initial Fixed Rate Notes or, if no such interest has been paid, from the date of original issuance, (ii) that the legend or legends relating to transferability and other related matters set forth on the Initial Fixed Rate Notes, including the Private Placement Legend, shall be removed or appropriately altered and (iii) as otherwise set forth herein), to be offered to Holders of Initial Fixed Rate Notes in exchange for Exchange Fixed Rate Notes pursuant to an Exchange Offer or any exchange offer specified in any registration rights agreement relating to the Additional Fixed Rate Notes or to be offered in connection with any issuance of Additional Fixed Rate Notes pursuant to a registration statement filed pursuant to the Securities Act.

“Exchange Floating Rate Notes” means notes issued by the Company hereunder containing terms identical to the Initial Floating Rate Notes (except (i) that interest thereon shall accrue from the last date on which interest was paid on the Initial Floating Rate Notes or, if no such interest has been paid, from the date of original issuance, (ii) that the legend or legends relating to transferability and other related matters set forth on the Initial Floating Rate Notes, including the Private Placement Legend, shall be removed or appropriately altered and (iii) as otherwise set forth herein), to be offered to Holders of Initial Floating Rate Notes in exchange for Exchange Floating Rate Notes pursuant to an Exchange Offer or any exchange offer specified in any registration rights agreement relating to the Additional Floating Rate Notes or to be offered in connection with any issuance of Additional Floating Rate Notes pursuant to a registration statement filed pursuant to the Securities Act.

“Exchange Notes” means the Exchange Fixed Rate Notes and the Exchange Floating Rate Notes.

“Exchange Offer” means an offer that shall be made by the Company pursuant to the Registration Rights Agreement to exchange Initial Notes for Exchange Notes.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith with respect to transactions in excess of $5.0 million.

“Final Memorandum” means the Company’s offering memorandum, dated June 29, 2005, relating to the offering and sale of the Initial Notes.

“Fixed Rate Notes” means the Initial Fixed Rate Notes, the Exchange Fixed Rate Notes and any Additional Fixed Rate Notes.

“Floating Rate Notes” means the Initial Floating Rate Notes, the Exchange Floating Rate Notes and any Additional Floating Rate Notes.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above.

“Four Quarter Period” has the meaning set forth under the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Guarantee” means each guarantee of the Company’s obligations under this Indenture and the Notes by a Guarantor.

“Guarantor” means Holdings and each of the Company’s Restricted Subsidiaries (other than Foreign Subsidiaries) that executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)           interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)           other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Compression Polymers Holding II Corporation, the direct parent of the Company, or any successor entity.

“incur” has the meaning set forth in Section 4.9.

“Indebtedness” means, with respect to any Person, without duplication:

(1)           all Obligations of such Person for borrowed money;

(2)           all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)           all Capitalized Lease Obligations of such Person;

(4)           all Obligations of such Person representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed and which is treated as indebtedness under GAAP, except any such balance that constitutes an accrued expense or trade payable, or similar obligations to trade creditors;

(5)           all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)           guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below (other than by endorsement of negotiable instruments for cancellation in the ordinary course of business);

(7)           all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8)           all Interest Swap Obligations and all Obligations under currency agreements and interest swap agreements of such Person; and

(9)           all Disqualified Capital Stock issued by such Person and all Preferred Stock issued by Restricted Subsidiaries of such Person with the amount of Indebtedness represented by such Disqualified Capital Stock or Preferred Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

Notwithstanding the foregoing, “Indebtedness” shall not include (1) advance payments by customers in the ordinary course of business for services or products to be provided or delivered in the future, (2) deferred taxes, (3) obligations or liabilities in respect of any Capital Stock, (4) take-or-pay obligations contained in supply agreements or (5) contingent obligations (other than with respect to borrowed money) incurred in the ordinary course of business.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Company. The amount of Indebtedness of any Person at any date shall be the outstanding balance on such date of all unconditional Obligations as described above, and the maximum liability upon the occurrence of the contingency giving rise to the Obligation, on any contingent Obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Indenture” means this Indenture, as amended, supplemented or otherwise modified from time to time, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Independent Financial Advisor” means a firm:

(1)           that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and

(2)           that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Fixed Rate Notes” means the Company’s 10½% Senior Notes due 2013 issued on the Issue Date.

“Initial Floating Rate Notes” means the Company’s Senior Floating Rate Notes due 2012 issued on the Issue Date.

“Initial Notes” means the Initial Fixed Rate Notes and the Initial Floating Rate Notes.

“Initial Purchaser” means Wachovia Capital Markets, LLC.

“Institutional Accredited Investors” means institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution (excluding accounts receivable, trade credit, commission, travel and similar advances to officers and employees made in the ordinary course of business) to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person, in each case to the extent such item is classified as an investment on the balance sheet of such Person (excluding the footnotes) prepared in accordance with GAAP.  “Investment” shall exclude extensions of trade credit by the Company and by its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.  If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, it ceases to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means July 5, 2005.

“Legal Defeasance” has the meaning set forth under Section 8.2.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Management Agreement” means the management agreement with the Sponsor, its affiliates or designees as in effect on the Issue Date on the terms described in the Final Memorandum or pursuant to any amendment, restatement or replacement thereof to the extent that the terms of any such amendment, restatement or replacement are not, taken as a whole, disadvantageous to the Holders in any material respect.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Company or any direct or indirect parent entity of the Company, as the case may be, on the Issue Date together with (1) any new directors whose election by such Boards of Directors or whose nomination for election by the shareholders of the Company or any direct or indirect parent entity of the Company, as applicable, was approved by a vote of a majority of the directors of the Company or any direct or indirect parent entity of the Company, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Company or any direct or indirect entity of the Company, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Company or any direct or indirect parent entity of the Company, as applicable.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)           reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, brokerage and sales commissions, fees and expenses of professional advisors, title and recordation expenses, and any relocation expenses);

(2)           taxes paid or payable and any Permitted Tax Distributions related to income or gain from any Asset Sale;

(3)           repayment of Indebtedness that is secured by the assets sold in the relevant Asset Sale and other Indebtedness that is required to be repaid in connection with such Asset Sale;

(4)           appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; and

(5)           all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and any portion of the purchase price from an Asset Sale placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale); provided, however, that upon the termination of such escrow, Net Cash Proceeds will be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary which is not a Guarantor and which guarantees Indebtedness of the Company under any Credit Facility.

“Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Notes” means the Fixed Rate Notes and the Floating Rate Notes that are issued under this Indenture, as amended or supplemented from time to time.  The Fixed Rate Notes and the Floating Rate Notes are separate series of Notes, but shall be treated as a single class for all purposes under this Indenture, and, except as otherwise provided in Section 9.2, shall vote and consent together on all matters as one class, including without limitation, waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, Chief Accounting Officer, the Treasurer, the Controller, the Secretary or any Vice President of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of the Company, who must be either the Chief Executive Officer, the President, the Chief Financial Officer or the principal accounting officer of the Company, that meets the requirements of Sections 13.4 and 13.5.  Any such certificate shall comply with the requirements of the TIA and any other requirements set forth in this Indenture.

“Offshore Certificated Notes” means permanent Certificated Notes in registered form in substantially the form set forth in Exhibit A, issued pursuant to Section 2.6 in exchange for interests in the Rule 144A Global Note or the Regulation S Global Note.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections 13.4 and 13.5.  Any such opinion shall comply with the requirements of the TIA and any other requirements set forth in this Indenture.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.  Opinions of Counsel required to be delivered under this Indenture may have qualifications and assumptions customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on customary certificates of the Company or government or other officials for opinions of the type required, including customary certificates certifying as to matters of fact and that various covenants have been complied with.

“Partnership Agreement” means the Agreement of Limited Partnership of CPH I, effective as of May 10, 2005, on the terms described in the Final Memorandum or pursuant to any amendment, restatement or replacement thereof to the extent that the terms of any such amendment, restatement or replacement are not, taken as a whole, disadvantageous to the Holders in any material respect.

“Permitted Holders” means the Sponsor and the Management Group if at such time the Management Group owns not more than 15% of the then outstanding total voting power of the Capital Stock of the Company or any direct or indirect parent company of the Company.  Any Person or Persons whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)           Indebtedness under the (a) the Floating Rate Notes issued on the Issue Date and any Guarantees thereof and (b) the Fixed Rate Notes issued on the Issue Date and any Guarantees thereof;

(2)           Indebtedness incurred pursuant to a Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $40.0 million (with letters of credit deemed to have a principal amount equal to the maximum principal liability thereunder) incurred under this clause (2) or (y) the sum of (i) 85% of the book value of the accounts receivable plus (ii) 50% of the book value of inventory of the Company and its Restricted Subsidiaries, in each case calculated on a consolidated basis and in accordance with GAAP;

(3)           other Indebtedness (including, without limitation, Capitalized Lease Obligation and industrial revenue bonds) of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4)           Purchase Money Indebtedness and Capitalized Lease Obligations of the Company and its Restricted Subsidiaries in an aggregate amount for all Indebtedness incurred pursuant to this clause (4) not to exceed $10.0 million outstanding at any one time;

(5)           Interest Swap Obligations and Hedging Obligations covering Indebtedness of the Company or any of its Restricted Subsidiaries outstanding on the Issue Date or thereafter entered into in the ordinary course of business and not for speculative purposes;

(6)           Indebtedness under Currency Agreements outstanding on the Issue Date or thereafter entered into not for speculative purposes; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(7)           Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Company or another Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary; provided, however, that

(a)           if the Company or a Guarantor is the obligor on such Indebtedness and the obligee is not the Company or any Guarantor, such Indebtedness shall be expressly subordinated pursuant to a written agreement to the prior payment in full in cash or Cash Equivalents of all Obligations on, or relating to, the Notes, in the case of the Company, or the Guarantee of such Guarantor, in the case of a Guarantor; and

(b)           any event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary shall constitute the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness pursuant to this clause (7);

(8)           Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(9)           Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(10)         Refinancing Indebtedness;

(11)         Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture; provided that, in the case of a guarantee by a Restricted Subsidiary, such Restricted Subsidiary complies with Section 4.16 to the extent applicable;

(12)         Indebtedness of the Company or any of its Restricted Subsidiaries in respect of bid, payment and performance bonds, bankers’ acceptances, workers’ compensation claims, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, surety or appeal bonds or guarantees and other obligations of a like nature, payment obligations in connection with self-insurance or similar obligations, bank overdrafts and the financing of insurance premiums in the ordinary course of business and any letter of credit issued in connection with the foregoing, and in any such case any reimbursement obligation in connection therewith;

(13)         Indebtedness arising from agreements of the Company or a Restricted Subsidiary to provide for indemnification, adjustment of purchase price or similar obligations, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Company, or the assets or Capital Stock of a Person that is or becomes a Restricted Subsidiary of the Company in accordance with the terms of this Indenture, other than guarantees of Indebtedness of any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(14)         Indebtedness to the extent the net proceeds thereof are promptly deposited to defease the Notes as described in Sections 8.2 and 8.3 or to redeem, satisfy or discharge the Notes;

(15)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to finance, in whole or in part, an acquisition of a business or assets consummated within 30 days of such incurrence, or Acquired Indebtedness of Persons that are acquired by the Company or any of its Restricted Subsidiaries in accordance with the terms of this Indenture; provided that, after giving effect to such acquisition and the incurrence of such Indebtedness (including any Acquired Indebtedness), the Company’s Consolidated Fixed Charge Coverage Ratio would be equal to or greater than immediately prior to such acquisition; and

(16)         additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $20.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under a Credit Facility).

For purposes of determining any particular amount of Indebtedness under Section 4.9, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. In the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is permitted to be incurred pursuant to the Coverage Ratio Exception under Section 4.9, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such covenant. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been incurred pursuant to clause (2) above, and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter.  Indebtedness permitted by Section 4.9 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of Section 4.9 permitting such Indebtedness.  Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock, the classification of preferred stock as Indebtedness under GAAP and change in the amount outstanding due solely to the result of fluctuations in the exchange rates of currencies will not be deemed to be an incurrence of Indebtedness for purposes of Section 4.9.  For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.  The amount of

Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

“Permitted Investments” means:

(1)           Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

(2)           Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness incurred by the Company evidencing such Investment by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture;

(3)           Investments in cash and Cash Equivalents;

(4)           (i) loans and advances to directors, employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business (including, without limitation, in connection with the purchase of Capital Stock by such directors, employees and officers) purposes not in excess of $5.0 million at any one time outstanding and (ii) Investments made in connection with split-dollar life insurance;

(5)           Currency Agreements, Hedging Obligations and Interest Swap Obligations entered into not for speculative purposes in the Company’s or a Restricted Subsidiary’s businesses and otherwise in compliance with this Indenture;

(6)           other Investments, including Investments in Unrestricted Subsidiaries and joint ventures, not to exceed the greater of (x) $10.0 million and (y) 10.0% of the Company’s Consolidated Net Tangible Assets at any one time outstanding;

(7)           Investments in securities of trade creditors or members received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or members or in good faith settlement of delinquent obligations of such trade creditors or members;

(8)           Investments represented by guarantees that are otherwise permitted under this Indenture;

(9)           Investments the payment for which is Qualified Capital Stock of the Company or any direct or indirect parent entity of the Company;

(10)         Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an asset sale made in compliance with Section 4.10;

(11)         receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business;

(12)         payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(13)         Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility, worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(14)         Investments in existence on the Issue Date after giving effect to the Acquisition and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the new Investment is on terms and conditions no less favorable than the Investment being renewed or replaced;

(15)         any indemnity, purchase price adjustment, earnout or similar obligation benefiting the Company or any of its Restricted Subsidiaries created as a result of any acquisition or disposition of the assets of the Company or the assets or Capital Stock of a Person that is a Restricted Subsidiary or becomes a Restricted Subsidiary as a result of such transaction;

(16)         Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons and progress payments made in respect of capital expenditures;

(17)         repurchases of the Notes;

(18)         intercompany loans, to the extent permitted by Section 4.9;

(19)         Investments acquired in connection with (and not created in anticipation of) an acquisition otherwise permitted by this Indenture; and

(20)         any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.11 (except transactions described in clauses (5), (13) and (15) of paragraph (b) thereof).

“Permitted Liens” means the following types of Liens:

(1)           Liens existing on the Issue Date (including, without limitation, Liens securing industrial revenue bonds), to the extent and in the manner such Liens are in effect on the Issue Date, and any renewal or replacement of such Liens granted to secure a refinancing of the Indebtedness originally secured by such Lien (so long as the refinancing is permitted under this Indenture, whether or not the amount of Indebtedness is increased);

(2)           Liens securing the Notes and Guarantees;

(3)           Liens securing Indebtedness under a Credit Facility incurred pursuant to clauses (2) and (16) of the definition of “Permitted Indebtedness”;

(4)           Liens in favor of the Company or any Restricted Subsidiary;

(5)           Liens securing Refinancing Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

(6)           Liens for taxes, assessments or governmental charges or claims either

(a)           not delinquent or

(b)           contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(7)           statutory and contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(8)           Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(9)           judgment Liens not giving rise to an Event of Default;

(10)         easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or of any of its Restricted Subsidiaries;

(11)         any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

(12)         purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired after the Issue Date; provided, however, that

(a)           the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and

(b)           the Lien securing such Indebtedness shall be created within 180 days of such acquisition;

provided, further, that such Liens may be extended for improvements to such property;

(13)         Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)         Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(15)         Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and setoff;

(16)         Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(17)         Liens securing Indebtedness under Currency Agreements and Hedging Agreements;

(18)         Liens securing Acquired Indebtedness incurred in accordance with Section 4.9; provided that

(a)           such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and

(b)           such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by us or a Restricted Subsidiary;

(19)         Liens on assets of a Non-Guarantor Restricted Subsidiary to secure Indebtedness and other obligations of such Non-Guarantor Restricted Subsidiary that is otherwise permitted under this Indenture;

(20)         leases, subleases, licenses and sublicenses or real or personal property or intellectual property granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(21)         banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(22)         Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(23)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(24)         Liens in favor or a banking institution arising by operation of law (or pursuant to the general business practice of a banking institution located outside the U.S.), encumbering deposits (including the right of setoff) held by such banking institution incurred in the ordinary course of business and which are within the general parameters customary in the banking industry.

“Permitted Tax Distributions” means

(1)           in the event that the Company is treated as a corporation for applicable federal, state or local income tax purposes and is a member of a consolidated, combined or similar U.S. federal, state or local income tax group of which CPH I or another direct or indirect parent of the Company is the common parent, payments, dividends or distributions to CPH I, or another direct or indirect parent of the Company, as the case may be, in order to pay the portion of any such consolidated, combined or similar income taxes that are attributable to the income of the Company and its Subsidiaries (to the extent such taxes are not payable directly by the Company or its Subsidiaries); provided that the amount of such payments, dividends or distributions, plus the amount of any such taxes payable directly by the Company and its Subsidiaries, do not exceed the taxes that the Company and its Subsidiaries would have paid as a stand-alone group; or

(2)           in the event that the Company is treated as a partnership for applicable U.S. federal, state or local income tax purposes, aggregate payments, dividends or distributions to CPH I, or any other direct parent entity of the Company, as the case may be, in an amount equal to, with respect to any taxable year of the Company, the product of (x) the highest combined U.S. federal, state (or provincial) and local statutory tax rate (after taking into account the deductibility of state (or provincial) and local income tax for Canadian federal income tax purposes) applicable to any direct (or, where the direct equity holder is a pass-through entity, indirect) equity holder of the Company, or any other direct parent entity of the Company, as the case may be, multiplied by (y) the taxable income of the Company (to the extent such taxes are not payable directly by the Company or its Subsidiaries).

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, association, trust or joint venture, joint stock company or a governmental agency or political subdivision thereof or other entity.

“PORTAL Market” means The PORTAL Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs that (1) occurred during the Four-Quarter Period that are directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (2) are implemented, committed to be implemented, the commencement of implementation of which has begun or reasonably expected to be implemented in good faith with respect to the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any non-one-time incremental expenses incurred or to be incurred during the Four-Quarter Period in order to achieve such reduction in costs.

“Purchase Date” means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

“Purchase Money Indebtedness” means Indebtedness of the Company or its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price or the cost of installation, construction or improvement of any property.

“Purchase Price” means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Purchase Date, unless otherwise specifically provided.

“QIB” means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Redemption Date” means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Redemption Date, unless otherwise specifically provided.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness incurred in accordance with the Coverage Ratio Exception under Section 4.9 or clause (1), (3) or (10) of the definition of “Permitted Indebtedness” or any Indebtedness issued to so refund or refinance such Indebtedness, including additional

Indebtedness incurred to pay premiums and fees in connection therewith, in each case that does not:

(1)           result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium reasonably required to be paid, plus the amount of reasonable expenses incurred by the Company or any Restricted Subsidiary in connection with such Refinancing); or

(2)           create Indebtedness with

(a)           a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

(b)           a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that

(x)            if such Indebtedness being Refinanced is Indebtedness solely of the Company or a Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Guarantor, and

(y)           if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Refinancing Transaction” means the repayment of $215.0 million of indebtedness incurred by the Company on May 10, 2005 in connection with the Acquisition with the proceeds from the issuance of the Notes on the Issue Date.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchaser.

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Replacement Assets” means assets of a kind used or usable in the business of the Company and its Restricted Subsidiaries as conducted on the date of the relevant Asset Sale or reasonably related or complementary thereto.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with Section 4.18.  Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.18.

“Revocation” has the meaning set forth under Section 4.18.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Service.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or by such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto and the rules and regulations promulgated by the Commission thereunder.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Securities Act, as in effect on the Issue Date.

“Sponsor” means AEA Investors LLC, AEA Management (Cayman) Ltd, AEA Investors LP, and their respective affiliates and funds managed by any of their managing directors or senior executives or entities they control.

“Stock Purchase Agreement” means the stock purchase agreement dated as of March 12, 2005, as amended, by and among Compression Polymers Holdings LLC and Holdings, Vycom Corp., Compression Polymers Corp. and CPCapitol Acquisition Corp.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is by its express terms subordinated or junior in right of payment to the Notes or the Guarantee of the Notes of such Guarantor, as the case may be.

“Subsidiary” means, with respect to any Person:

(1)           any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)           any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person;

provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Surviving Entity” has the meaning set forth under Section 5.1.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Transfer Restricted Security” means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 4.18.  Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of Section 4.18.

“U.S. Certificated Notes” means permanent U.S. Certificated Notes in registered form in substantially the form set forth in Exhibit A that are offered and sold to Institutional Accredited Investors.

“U.S. Government Obligations” shall mean securities which are (i) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed or insured as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

“U.S. Person” means any U.S. Person as defined in Regulation S.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)           the then outstanding aggregate principal amount of such Indebtedness into

(2)           the sum of the total of the products obtained by multiplying

(a)           the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b)           the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Section 1.2.                                   Other Definitions.

Term	Defined in Section
“Act”	1.5
“Agent Members”	2.6(b)
“Coverage Ratio Exception”	4.9
“EDGAR”	4.3
“Event of Default”	6.1
“Foreign Person”	2.6(c)
“Global Notes”	2.1
“Guarantor Surviving Entity”	5.1
“incur”	4.9
“Net Proceeds Deficiency”	3.10
“Net Proceeds Offer”	4.10
“Net Proceeds Offer Amount”	4.10
“Net Proceeds Offer Trigger Date”	4.10
“Optional Redemption”	3.7
“Paying Agent”	2.3
“Permanent Regulation S Global Note”	2.1
“Private Placement Legend”	2.6(h)
“Retired Capital Stock”	4.7
“Registrar”	2.3
“Refunding Capital Stock”	4.7
“Regulation S Global Note”	2.1
“Restricted Payment”	4.7
“Retired Capital Stock”	4.7
“Rule 144A Global Note”	2.1
“Temporary Regulation S Global Note”	2.1

Section 1.3.                                   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture trustee” means the Trustee; and

“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.                                   Rules of Construction.

For all purposes of this Indenture, except as otherwise provided or unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           words in the singular include the plural, and in the plural include the singular;

(d)           references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time;

(e)           all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated;

(f)            “including” means including without limitation; and

(g)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision,

Section 1.5.                                   Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the register maintained by the Registrar.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE II.

THE NOTES

Section 2.1.                                   Form and Dating.

The Initial Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A and Exhibit B.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A and Exhibit B.  The Exchange Notes shall be substantially in the form of Exhibit C and Exhibit D.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in Exhibit A and Exhibit B (the “Rule 144A Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the Private Placement Legend.  The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global Note in registered form, substantially in the form set forth in Exhibit A and Exhibit B (the “Temporary Regulation S Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the Private Placement Legend and the Temporary Regulation S Global Note Legend in the form set forth in Exhibit A and Exhibit B (the “Temporary Regulation S Global Note Legend”).  At any time following 40 days after the later of the commencement of the offering of the Notes and the Issue Date, upon receipt by the Trustee and the Company of a duly executed certificate substantially in the form of Exhibit F(1), a single permanent Global Note in registered form substantially in the form set forth in Exhibit A and Exhibit B (the “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Note, the “Regulation S Global Note”) duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note transferred.

The Rule 144A Global Note and the Regulation S Global Note are sometimes referred to herein as the “Global Notes.”

Section 2.2.                                   Execution and Authentication.

One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time a Note is authenticated, the Note shall nevertheless be valid.  This Indenture shall be executed on behalf of each Guarantor listed on Schedule A hereto.  Any Restricted Subsidiary that becomes a Guarantor after the date hereof in accordance with Section 4.16 shall execute a Supplement Indenture in the manner set forth in Section 11.8.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been duly and validly authenticated under this Indenture.

The amount of Notes that can be issued under this Indenture shall be unlimited.

The Trustee, upon a written order of the Company signed by one Officer of the Company shall authenticate (i) Initial Floating Rate Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $65.0 million and Initial Fixed Rate Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $150.0 million and (ii) subject to Section 4.9, Additional Notes.  The Trustee, upon written order of the Company signed by one Officer of the Company, together with the other documents required by Sections 13.4 and 13.5, shall authenticate Exchange Notes; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer or an exchange offer specified in any registration rights agreement relating to the Additional Notes or to be offered in connection with any issuance of Additional Notes pursuant to a registration statement filed pursuant to the Securities Act.  Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

In case the Company, pursuant to Article V, shall, in one or more related transactions, be consolidated or merged with or into any other Person or shall sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all the assets of the Company and its Restricted Subsidiaries taken as a whole to any Person, and the Surviving Entity resulting from such consolidation or surviving such merger, or into which the Company shall have been merged, or the Surviving Entity which shall have participated in the sale, assignment, transfer, conveyance or other disposition as aforesaid, shall have assumed all of the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee pursuant to Article V, any of the Notes authenticated or delivered prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition may, from time to time, at the request of the Surviving Entity, be exchanged for other Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the request of the Surviving Entity, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

Section 2.3.                                   Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  At the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent ten Business Days prior to the Record Date.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall promptly notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company may act as Paying Agent or Registrar.  The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, until such time as the Trustee has resigned or a successor has been appointed.  The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Corporate Trust Office of the Trustee.

Section 2.4.                                   Paying Agents to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal and of any premium, if any, interest and Additional Interest, if any, on the Notes, and shall promptly notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed.  Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money.  If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee may serve as Paying Agent for the Notes.

Section 2.5.                                   Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company or the Guarantors shall furnish or cause the Registrar to furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA § 312(a).

Section 2.6.                                   Transfer and Exchange.

(a)           Transfer and Exchange Generally; Book Entry Provisions.  Upon surrender for registration of transfer of any Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.6, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.2.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing.  Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the Private Placement Legend, in connection with any transfer of Transfer Restricted Securities any request for transfer shall be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of Exhibit F(2).

(b)           Book-Entry Provisions for the Global Notes.  The Rule 144A Global Note and Regulation S Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.6(h).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Rule 144A Global Note or Regulation S Global Note, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the Rule 144A Global Note or Regulation S Global Note, as the case may be, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of Rule 144A Global Note or Regulation S Global Note, as the case may be, for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

Transfers of the Rule 144A Global Note and the Regulation S Global Note shall be limited to transfers of such Rule 144A Global Note or Regulation S Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.  Beneficial interests in the Rule 144A Global Note and the Regulation S Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of this Section 2.6.  The registration of transfer and exchange of beneficial interests in the Global Note, which does not involve the issuance of a Certificated Note, shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.  The Trustee shall have no responsibility or liability for any act or omission of the Depositary.

At any time (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as a Depositary for the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, or if at any time the Depositary ceases to be a

“clearing agency” registered under the Exchange Act, and in each case a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture; then, at the request of the beneficial holder of an interest in the Rule 144A Global Note or Permanent Regulation S Global Note to obtain a Certificated Note, such beneficial holder shall be entitled to obtain a Certificated Note upon written request to the Trustee and the Note Custodian in accordance with the standing instructions and procedures existing between the Note Custodian and Depositary for the issuance thereof.  Upon receipt of any such request, the Trustee, or the Note Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of the Rule 144A Global Note or Permanent Regulation S Global Note, as appropriate, to be reduced by the principal amount of the Certificated Note issued upon such request to such beneficial holder and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Certificated Note or Certificated Notes in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by Section 2.6(h) of this Indenture.

(c)           Transfers to Non-QIB Institutional Accredited Investors.  The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor that is not a QIB (other than any Person that is not a U.S. Person as defined under Regulation S, a “Foreign Person”):

(i)            the Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) (A) the requested transfer is at least two years after the later of the Issue Date of the Notes and (B) the proposed transferee has certified to the Registrar that the requested transfer is at least two years after last date on which such Note was held by an Affiliate of the Company, or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit G and (B) such certifications, legal opinions and other information as the Trustee and the Company may reasonably request to confirm that such transaction is in compliance with the Securities Act; and

(ii)           if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the documents, if any, required by clause (i) and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

(d)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than Foreign Persons):

(i)            if the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on a certificate substantially in the form of Exhibit F(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A; and

(ii)           if the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Certificated Notes or the interest in the Regulation S Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes or decrease the amount of the Regulation S Global Note so transferred.

(e)           Transfers of Interests in the Temporary Regulation S Global Note.  The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

(i)            the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Note if (x) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit H stating, among other things, that the proposed transferee is a Foreign Person or (y) the proposed transferee is a QIB and the proposed transferor has checked the box provided for on a certificate substantially in the form of Exhibit F(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A; and

(ii)           if the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Temporary Regulation S Global Note to be transferred, and the Trustee, as Note Custodian, shall decrease the amount of the Temporary Regulation S Global Note.

(f)            Transfers to Foreign Persons.  The following provisions shall apply with respect to any transfer of a Transfer Restricted Security to a Foreign Person:

(i)            the Registrar shall register any proposed transfer of a Note to a Foreign Person upon receipt of a certificate substantially in the form of Exhibit H from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

(ii)           (a) if the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note or the Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or cancel the Certificated Notes, as the case may be, to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall decrease the amount of the Rule 144A Global Note.

(g)           The Depositary.  The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note.  Initially, the Rule 144A Global Note and the Regulation S Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Note Custodian for Cede & Co.

Certificated Notes issued in exchange for all or a part of a Global Note pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Certificated Notes in certificated form to the persons in whose names such Certificated Notes are so registered.

(h)           Legends.

(i)            Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall (x) be subject to the restrictions on transfer set forth in this Section 2.6 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the Holder of each Transfer Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear the legend set forth below (the “Private Placement Legend”):

THIS NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY

STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED AND THE OFFERING MEMORANDUM PURSUANT TO WHICH THIS NOTE WAS ORIGINALLY SOLD.  THE HOLDER OF THE NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE NOTE.

THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND/OR SECTION 4975 OF THE CODE OR UNDER ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.  BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

(ii)           Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

(a)           in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in paragraph (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

(b)           in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(b); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in paragraph (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certifications to be substantially in the form of Exhibit F(2)).

(iii)          Notwithstanding the foregoing, upon consummation of an Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate Exchange Notes in exchange for Initial Notes accepted for exchange in such Exchange Offer, which Exchange Notes shall not bear the legend set forth in (i) above.

(iv)          Each Global Note, whether or not a Transfer Restricted Security, shall also bear the following legend on the fact thereof:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(v)           Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTAL Market or tradable on Euroclear or Clearstream or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S under the

Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(i)            Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.  In the event of any transfer of any beneficial interest between the Rule 144A Global Note and the Regulation S Global Note in accordance with the standing procedures and instructions between the Depositary and the Note Custodian and the transfer restrictions set forth herein, the aggregate principal amount of each of the Rule 144A Global Note and the Regulation S Global Note shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each of the Rule 144A Global Note and the Regulation S Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(j)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar’s request.

(ii)           No service charge shall be made to a Holder for any registration of transfer, fee or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6 and 9.5).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

(v)           The Company shall not be required:

(a)           to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes for redemption under Section 3.2 and ending at the close of business on the day of such mailing; or

(b)           to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(c)           to register the transfer of or exchange any Note that has been tendered in a Change of Control Offer or a Net Proceeds Offer; or

(d)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)          Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2.

(viii)        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Certificated Note or Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(ix)           Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.7.                                   Replacement Notes.

If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2, shall authenticate a replacement Note if the Trustee’s requirements for replacement of Notes are met.  An indemnity or surety bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Trustee and the Company each may charge such Holder for their expenses in replacing such Note including reasonable fees and expenses of counsel.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.                                   Outstanding Notes.

The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7, it shall cease to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser for value.

If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Notes shall be deemed to be no longer outstanding and shall cease to accrue interest with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article VIII or which have been discharged in accordance with Section 12.1.

Section 2.9.                                   Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver of consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  The Company agrees to notify the Trustee of the existence of any such treasury Notes or Notes owned by the Company, any Guarantor or an Affiliate thereof.

Section 2.10.                             Temporary Notes.

Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.2, shall authenticate and deliver temporary Notes.  Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall, as soon as practicable upon its receipt of an authentication order, authenticate and deliver Certificated Notes in exchange for temporary Notes representing an equal principal amount of Notes.  The Temporary Notes shall be exchanged for Certificated Notes in accordance with Section 2.6.

Until so exchanged, Holders of temporary Notes shall be entitled to all of the benefits of this Indenture as a Holder of Certificated Notes.

Section 2.11.                             Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or Paying Agent, and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in accordance with the Trustee’s usual procedures.  The Trustee shall maintain a record of all canceled Notes.  The Trustee shall provide the Company a list of all Notes that have been cancelled from time to time as requested by the Company.  A copy of all cancelled Notes shall be delivered to the Company upon written request.  Subject to Section 2.7 the Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation which shall not prohibit the Company from issuing any Additional Notes or any Exchange Notes.

Section 2.12.                             Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner.  The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.13.                             Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14.                             CUSIP Numbers, etc.

The Company in issuing the Notes may use “CUSIP” or “ISIN” numbers, and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP and/or ISIN numbers in notices of redemption or exchange as a convenience to Holders;

provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall notify the Trustee in writing of any change to the CUSIP numbers.

Section 2.15.                             Issuance of Additional Notes.

Subject to Section 4.9, the Company shall be entitled to issue, from to time, Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date or the Exchange Notes issued therefore (in each case, other than with respect to the date of issuance, issue price and amount of interest payable on the first interest payment date applicable thereto), as the case may be.  Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote and consent on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers.  None of the Initial Notes, any Additional Notes and the Exchange Notes shall have the right to vote or consent as a separate class on any matter.  For the purposes of this Indenture, except for Section 4.9, references to the Notes include Additional Notes, if any.

Notwithstanding anything else herein, with respect to any Additional Notes issued subsequent to the date of this Indenture, when the context requires, (1) all references in this Article II and elsewhere in this Indenture to a Registration Rights Agreement shall be to the registration rights agreement entered into with respect to such Additional Notes, (2) any references in this Indenture to the Exchange Offer, registration statement, Additional Interest, Initial Purchaser, and any other term related thereto shall be to such terms as they are defined in such registration rights agreement entered into with respect to such Additional Notes, (3) all time periods described in the Notes with respect to the registration of such Additional Notes shall be as provided in such registration rights agreement entered into with respect to such Additional Notes, (4) any Additional Interest, if set forth in such registration rights agreement, may be paid to the holders of the Additional Notes immediately prior to the making or the consummation of the Exchange Offer regardless of any other provisions regarding record dates herein and (5) all provisions of this Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes originally issued under this Indenture (and Exchange Notes issued in exchange therefor).

ARTICLE III.

REDEMPTION AND REPURCHASE

Section 3.1.                                   Notices to Trustee.

If the Company elects to redeem Notes pursuant to the provisions of Section 3.7 or 3.8, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), an Officer’s Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.                                   Selection of Notes.

In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however:

(1)           that no Notes of a principal amount of $1,000 or less shall be redeemed in part; and

(2)           that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

Notice of redemption shall be mailed by first-class mail at least 30 and not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture.

Section 3.3.                                   Notice of Optional Redemption.

In the event Notes are to be redeemed pursuant to Section 3.7 or 3.8, at least 30 days but not more than 60 days before the Redemption Date, the Company shall send, by first-class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address in whole or in part, with a copy to the Trustee.

The notice shall identify the Notes or portions thereof to be redeemed (including the CUSIP number, if any) and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and Additional Interest, if any, and, unless the Redemption Date is after a record date and or before the succeeding interest payment date, accrued interest thereon to the Redemption Date;

(f)            that, unless the Company defaults in making the redemption payment, interest and any Additional Interest on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, any Additional Interest and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

(g)           if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h)           the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

At the Company’s request (which may be revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee shall have agreed to a shorter period), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.  The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.4.                                   Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price.  Upon

surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus Additional Interest, if any, and accrued interest to the Redemption Date; provided, however, that if the Redemption Date is after a regular record date and on or prior to the interest payment date, the accrued interest to the Redemption Date shall be payable to the Holder of redeemed Notes registered on the relevant record date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5.                                   Deposit of Redemption Price or Purchase Price.

On or before 10:00 a.m. Eastern Time on each Redemption Date or Purchase Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent an amount of money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date, including without limitation any accrued and unpaid interest and Additional Interest, if any, to the Redemption Date or Purchase Date.  Upon written request by the Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

Unless the Company defaults in making such payment, interest and any Additional Interest on the Notes or portions thereof to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment.  If any Note called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

Section 3.6.                                   Notes Redeemed or Repurchased in Part.

Upon surrender of a Note that is redeemed or repurchased in part, the Company shall issue and the Trustee shall, as soon as practicable, authenticate for the Holder at the expense of the Company a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or repurchased, provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

Section 3.7.                                   Optional Redemption.

The Company may redeem any or all of the Notes at any time, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Notes set forth in Exhibit A, Exhibit B, Exhibit C, and Exhibit D hereto, which are hereby incorporated by reference and made a part of this Indenture (an “Optional Redemption”).

Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

Section 3.8.                                   Optional Redemption upon Public Equity Offerings.

The Company may redeem such amount of Notes, using the net cash proceeds of one or more Equity Offerings, subject to the conditions and at such redemption prices as set forth in Paragraph 6 of the form of Notes set forth in Exhibit A, Exhibit B, Exhibit C, and Exhibit D hereto.

Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

Section 3.9.                                   Repurchase upon Change of Control Offer.

In the event that, pursuant to Section 4.15, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified below.

Within 30 days following the date upon which the Change of Control has occurred or, at the Company’s option, prior to such Change of Control but after it is publicly announced if a definitive agreement is in place for such Change of Control at the time of such announcement, the Company must send, by first-class mail, a notice to each Holder, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  The Change of Control Offer shall be made to all Holders.  The notice, which shall govern the terms of the Change of Control Offer, shall state:

(a)           the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.9 and Section 4.15 and that, to the extent lawful, all Notes tendered will be accepted for payment;

(b)           the Purchase Price, the last day of the Change of Control Offer Period and the Purchase Date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(c)           that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and Additional Interest, if any;

(d)           that, unless the Company defaults in the payment of the amount due on the Change of Control Payment Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, on and after the Change of Control Payment Date;

(e)           that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(f)            that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than two Business

Days prior to the Change of Control Offer Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, certification numbers if applicable, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

(g)           that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

If the notice is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control if a definitive agreement is in place for the Change of Control at the time of the notice of such Change of Control.

On or before the Change of Control Payment Date, the Company shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and Additional Interest, if any, thereon to the Change of Control Payment Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company.  The Paying Agent shall promptly (but in any case not later than five Business Days after the Change of Control Payment Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officer’s Certificate shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided that each such new Note shall be in a principal amount of $l,000 or and integral multiple thereof. Thereafter, the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Purchase Price.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Change of Control Payment Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with Section 3.9 or Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.9 or Section 4.15 by virtue thereof.

Section 3.10.                             Repurchase upon Application of Excess Proceeds.

In the event that, pursuant to Section 4.10, the Company shall be required to commence a Net Proceeds Offer, it shall follow the procedures specified below.

Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer.  The Net Proceeds Offer shall be made to all Holders.  Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.  To the extent the aggregate principal amount of Notes and Pari Passu Indebtedness, if any, validly tendered and not withdrawn by Holders exceeds the Net Proceeds Offer Amount, Notes and other Indebtedness, if any, shall be purchased pro rata based on the aggregate principal amount of tendered Notes and other Indebtedness, if any.  If any portion of the Net Proceeds Offer Amount remains after consummation of a Net Proceeds Offer (such remainder constituting a “Net Proceeds Deficiency”), the Company and its Restricted Subsidiaries may use the Net Proceeds Deficiency for any purposes not otherwise prohibited by this Indenture, and the Net Proceeds Deficiency may be used to make an offer to repurchase Subordinated Indebtedness required by the terms thereof, and any repurchase of such Indebtedness shall not be deemed a Restricted Payment, notwithstanding anything else herein to the contrary.  Upon completion of each Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.  A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.  The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

(a)           that the Net Proceeds Offer is being made pursuant to this Section 3.10 and Section 4.10 and that, to the extent lawful, all Notes tendered will be accepted for payment;

(b)           the Net Proceeds Offer Amount, the Purchase Price and the Purchase Date (which Purchase Date shall not be less than 45 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date);

(c)           that any Note not properly tendered or otherwise not accepted for repurchase shall remain outstanding and continue to accrue interest and Additional Interest, if any;

(d)           that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Net Proceeds Offer shall cease to accrue interest and Additional Interest, if any, on and after the Purchase Date;

(e)           that Holders electing to have any Notes repurchased pursuant to any Net Proceeds Offer shall be required to tender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying

Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(f)            that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than two Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase, certification numbers if applicable, and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part;

(g)           that, to the extent Holders properly tender Notes and holders of Indebtedness of the Company and the Guarantors that ranks pari passu in right of payment with the Notes or the Guarantees properly tender such Indebtedness in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes and such Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate principal amounts of Notes and such Pari Passu Indebtedness tendered (and the Trustee shall select the tendered Notes of tendering Holders on a pro rata basis based on the amount of Notes tendered); and

(h)           that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

On or before the Purchase Date, the Company shall to the extent lawful, (i) accept for payment, on a pro rata basis in accordance with this Indenture to the extent necessary, the Net Proceeds Offer Amount of (A) Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer and (B) properly tendered Pari Passu Indebtedness of the Company and the Guarantors, or if less than the Net Proceeds Offer Amount has been tendered, all Notes and such other Pari Passu Indebtedness properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company.  The Paying Agent shall promptly (but in any case not later than five Business Days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officer’s Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Thereafter, the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Purchase Price.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders to the Net Proceeds Offer.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 3.10 or Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.10 or Section 4.15 by virtue thereof.

ARTICLE IV.

COVENANTS

Section 4.1.                                   Payment of Principal and Interest.

The Company shall duly and punctually pay or cause to be paid the principal, Redemption Price or Purchase Price, if applicable, of, and interest on the Notes on the dates, in the amounts and in the manner provided herein and in the Notes.  Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company (or if the Company or any of its Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 2.4)  holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due.  The Company shall pay Additional Interest, if any, on the dates of its choosing in the amounts and in the manner set forth in the Registration Rights Agreement, or any registration rights agreement relating to Additional Notes, and in the Notes.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the same rate per annum on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.                                   Maintenance of Office or Agency.

The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented for payment and surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.  The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

Section 4.3.                                   Reports to Holders.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish or make available to the Holders of Notes, with a copy to the Trustee:

(1)           beginning with the report for the quarter ended June 30, 2005, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)           following the consummation of an Exchange Offer contemplated by the Registration Rights Agreement, the information that would be required to be included in all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to in the first paragraph of this Section 4.3 to the Trustee and the Holders of Notes if the Company has filed such reports with the Commission via the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”) filing system and such reports are publicly available.

If at any time the Notes are guaranteed by a direct or indirect parent entity of the Company and such parent entity has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has furnished the Holders of Notes, or filed electronically via EDGAR, the reports described herein with respect to such entity, as applicable (including any financial information required by Regulation S-X under the Securities Act relating to the Company and its Subsidiaries), the Company shall be deemed to be in compliance with the provisions of this Section 4.3.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.4.                                   Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or an Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge), and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which, payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event.

The Company shall, so long as any of the Notes are outstanding, deliver to a Responsible Officer of the Trustee, within five Business Days after any Officer of the Company obtains knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default.

Section 4.5.                                   Taxes.

The Company shall pay or discharge, and shall cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Notwithstanding anything to the contrary contained in this Indenture, the Company and its Restricted Subsidiaries may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments under this Indenture.

Section 4.6.                                   Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

Section 4.7.                                   Limitation on Restricted Payments.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution (other than dividends or distributions payable in the Qualified Capital Stock, or in warrants, rights or options to purchase such Qualified Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock), of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(2)           purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3)           make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to (a) any scheduled final maturity, (b) any scheduled or mandatory repayment or (c) any scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes (other than the purchase, defeasance, redemption, prepayment, decrease or other acquisition of Indebtedness subordinate or junior in right of payment to the Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, defeasance, redemption, prepayment, decrease or other acquisition); or

(4)           make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) (other than the exceptions set forth therein) being referred to as a “Restricted Payment”); if at the time of such Restricted Payment or immediately after giving effect thereto:

(A)          a Default shall have occurred and be continuing; or

(B)           the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(C)           the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of, without duplication:

(i)            50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned during to the period beginning with the most recently ended fiscal quarter immediately prior to the Issue Date and ending on or prior to the end of the most recently ended fiscal quarter for which internal financial statements are available as of the date the Restricted Payment occurs (treating such period as a single accounting period); plus

(ii)           100% of the aggregate net proceeds (including the fair market value of property other than cash) directly or indirectly received by or contributed to, directly or indirectly, the Company or any Restricted Subsidiary from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock of the Company or any direct or indirect parent entity of the Company, including Qualified Capital Stock issued upon exercise of warrants or options or upon the merger or consolidation of any Person with the Company or any Restricted Subsidiary, plus

(iii)          the aggregate amount received by the Company or any Restricted Subsidiary from the issuance of any Indebtedness or Disqualified Capital Stock of the Company or any Restricted Subsidiary issued after the Issue Date which has been converted or exchanged for Qualified Capital Stock in either the Company or any director or indirect parent entity of the Company, plus

(iv)          without duplication of any amounts included in clause (C)(ii) above, 100% of the aggregate net proceeds (including the fair market value of property other than cash) of any equity contribution received by the Company from a direct or indirect holder of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs, plus

(v)           without duplication, an amount equal to the sum of

(x)            the net reduction in Restricted Investments resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary or the receipt of proceeds by the Company or any Restricted Subsidiary from the sale or other disposition of any Restricted Investment, in each case occurring subsequent to the Issue Date and the return of capital with respect to any Restricted Investment and

(y)           to the extent that any Subsidiary of the Company that has been designated an Unrestricted Subsidiary after the Issue Date is redesignated as a Restricted Subsidiary in accordance with Section 4.18 or merges into a Restricted Subsidiary or transfers its assets to a Restricted Subsidiary, the fair market value of the Investment of the Company or any Restricted Subsidiary in such Subsidiary as of the date of such redesignation, merger or transfer, as the case may be, plus

(vi)          100% of the aggregate net proceeds (including the fair market value of property) and any dividends or distributions received by the Company or any Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary of the Company or the proceeds from the sale of stock from an Unrestricted Subsidiary, to the extent that such dividends, distributions or proceeds were not otherwise included in the Consolidated Net Income of the Company for such period, plus

(vii)         in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company’s or any Restricted Subsidiary’s existing Investment in such Person that was previously treated as a Restricted Payment pursuant to this clause (C), plus

(viii)        any amount which previously qualified as a Restricted Payment pursuant to this clause (C) on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1)           the payment of any dividend or redemption payment within 60 days after the date of declaration of such dividend or the mailing of such irrevocable redemption notice if the dividend or redemption payment, as the case may be, would have been permitted on the date of declaration or the date of mailing of such notice;

(2)           (x) the acquisition of any shares of Capital Stock (“Retired Capital Stock”) of the Company, either

(a)           solely in exchange for shares of Qualified Capital Stock of the Company or

(b)           through the application of net proceeds of a substantially concurrent, or within 90 days prior thereto, sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company

(clauses (a) and (b) collectively, “Refunding Capital Stock”), and

(y)           the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent, or within 90 days prior thereto, sale (other than to a Restricted Subsidiary) of Refunding Capital Stock;

(3)           the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either

(a)           solely in exchange for shares of Qualified Capital Stock of the Company, or

(b)           through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of

(x)            shares of Qualified Capital Stock of the Company or

(y)           Refinancing Indebtedness;

(4)           if no Default shall have occurred and be continuing, the purchase, repurchase, redemption, retirement or other acquisition for value by the Company of Capital Stock of the Company or options or warrants to purchase Capital Stock of the Company, stock appreciation rights or any similar equity interest in the Company and any distribution, loan or advance to any direct or indirect parent entity of the Company for the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock of any such direct or indirect parent entity of the Company, in each case, from any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries or any direct or indirect parent entity of the Company or its authorized representatives or permitted transferees upon the death, disability, retirement or termination of employment of such current or former director, officer, employee or consultant in an aggregate amount not to exceed $5.0 million in any fiscal year (and any portion of such $5.0 million not used in any fiscal year may be carried forward to the next succeeding (but no other) fiscal years); provided, further, that such amount may be increased by an amount not to exceed

(A)          the cash proceeds from the sale of Capital Stock of the Company and, to the extent contributed to the Company, Capital Stock of any direct or indirect parent entity of the Company, in each case to directors, officers, employees or consultants of the Company or any of its Subsidiaries or any direct or indirect parent entity of the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such purchase, repurchase, redemption, retirement or other acquisition will not increase the amount available for Restricted Payments under clause (C) of this Section 4.7), plus

(B)           the cash proceeds of key-man life insurance policies received by the Company or any direct or indirect parent entity of the Company (to the extent contributed to the Company) or any Restricted Subsidiary after the Issue Date;

provided, further, that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any fiscal year;

(5)           the payment by the Company of Permitted Tax Distributions;

(6)           (A)          the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued by the Company after the Issue Date; or

(B)           the declaration and payment of dividends to a direct or indirect parent entity of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) of such parent entity issued after the Issue Date;

provided, however, that, in each case, (x) after giving effect to the issuance of such Designated Preferred Stock (and the payment of dividends or distributions) on a pro forma basis, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception, and (y) the amount of dividends paid pursuant to this clause (6) shall not exceed the aggregate amount of cash actually contributed to the common equity capital of the Company from the sale of such Designated Preferred Stock;

(7)           following the first public offering of the Company’s Common Stock or the Common Stock of any direct or indirect parent entity of the Company, as the case may be, after date of the Issue Date, the payment of dividends on the Company’s Common Stock (or the payment of dividends to any direct or indirect parent entity of the Company, as the case may be, to fund the payment by such parent entity of dividends on such entity’s Common Stock) of up to 6% per annum of the gross proceeds of such public offering received by, and in the case of a public offering of any direct or indirect parent entity of the Company, contributed to the common equity capital of, the Company; provided, however, that the aggregate amount of all such dividends shall not exceed the aggregate amount of net proceeds received by the Company (or so contributed to Company) from such public offering;

(8)           the repurchase of Capital Stock of the Company deemed to occur upon (A) the non-cash exercise of stock options to the extent such Capital Stock represents a portion of the exercise price of those stock options and (B) the withholding of a portion of such Capital Stock to pay taxes associated therewith, and the purchase of fractional shares of Capital Stock of the Company or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations;

(9)           (A) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company issued on or after the Issue Date in accordance with Section 4.9 or (B) the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock of any direct or indirect parent entity of the Company issued on or after the Issue Date, the proceeds of which have been contributed to the Company; provided that the amount of dividends paid pursuant to this clause (9)(B) shall not exceed the aggregate amount of cash actually contributed to the common equity capital of the Company from the sale of such Disqualified Capital Stock;

(10)         any payment of dividends, other distributions or other amounts or the making of loans or advances by the Company to any direct or indirect parent entity of the Company for the purposes set forth in clauses (A) and (B) below:

(A)          to pay accounting, legal, administrative and other general corporate and overhead expenses, franchise or similar taxes and other fees required to maintain such parent entity’s corporate existence and to provide for other operating costs, including customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any such parent entity and to pay reasonable directors’ fees and to reimburse reasonable out-of-pocket expenses of the Board of Directors of any direct or indirect parent entity of the Company, in each case related to the ownership or operation of the Company or any Restricted Subsidiaries and including to pay fees and expenses, as incurred, of an offering of such parent entity’s securities or indebtedness that is not consummated, or of a registered public offering or of an acquisition which is not consummated, in each case where the proceeds of such offering or such acquisition, as the case may be, was intended to be contributed to or combined with Company or its Restricted Subsidiaries; and

(B)           to pay the Sponsor those amounts payable pursuant to the Management Agreement;

(11)         any repurchase, redemption, retirement or other acquisition for value of Disqualified Capital Stock of the Company made by exchange for or out of proceeds of a substantially concurrent sale of Disqualified Capital Stock that is permitted to be incurred pursuant to Section 4.9; provided that any new Disqualified Capital Stock has an aggregate liquidation preference that does not exceed the aggregate liquidation preference of the amount so refinanced;

(12)         the repurchase of any Subordinated Indebtedness of the Company in the event of a Change of Control or Asset Sale pursuant to a provision similar to the provisions in Section 4.10; provided that prior to consummating any such repurchase, the Company has made the Change of Control Offer or Net Proceeds Offer, as the case may be, required by this Indenture and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer, as the case may be;

(13)         any payment to the sellers of the purchase price for the Acquisition, as well as all fees and expenses related thereto, including, without limitation, the payment of fees and expenses to the Sponsor on May 10, 2005 in connection with the Acquisition and the Credit Agreement, fees and expenses related to the Refinancing Transaction, and any payments to any direct or indirect parent entity of the Company in order for any such parent entity to make such payments or distributions; and

(14)         if no Default shall have occurred and be continuing, Restricted Payments in an aggregate amount since the Issue Date not to exceed $10.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (C) of the second preceding paragraph, amounts expended pursuant to clauses (1), (2)(b), (3)(b)(x) and (7) of the immediately preceding paragraph shall be included in such calculation.

For purposes of determining compliance with this covenant, in the event that a Restricted Payment permitted pursuant to this Section 4.7 or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (14) above or one or more clauses of the definition of Permitted Investments, the Company shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this Section 4.7, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section 4.7 or of the definition of Permitted Investments.

Section 4.8.                                   Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)           make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(3)           transfer any of its property or assets to the Company or any other Restricted Subsidiary,

except in each case for such encumbrances or restrictions existing under or by reason of:

(a)           applicable law, rule, regulation or order, including of any regulatory body;

(b)           this Indenture, the Notes and the Guarantees;

(c)           customary provisions restricting assignments or subletting in (x) any lease governing a leasehold interest of any Restricted Subsidiary or (y) any contracts and licenses (including, without limitation, those relating to intellectual property), in each case entered into in the ordinary course of business;

(d)           any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries, which encumbrance or restriction was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition) and is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired (including, but not limited to, such Person’s direct and indirect Subsidiaries);

(e)           agreements existing on the Issue Date (other than the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date;

(f)            the Credit Agreement or an agreement governing any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under this Indenture; provided that, with respect to any agreement governing such other Indebtedness, the provisions relating to such encumbrance or restriction are no less favorable to the Company in any material respect, taken as a whole, than the provisions contained in the Credit Agreement as in effect on the Issue Date;

(g)           restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

(h)           restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(i)            Purchase Money Indebtedness or Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph of this Section 4.8;

(j)            provisions in joint venture agreements, partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements that restrict the transfer of ownership interests in such entity;

(k)           customary restrictions on real property interests set forth in easements and similar arrangements of the Company or any Restricted Subsidiary;

(l)            restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;

(m)          encumbrances pursuant to the subordination provisions of any Indebtedness permitted to be incurred by clause (7) of the definition of “Permitted Indebtedness”;

(n)           encumbrances on the assets or capital stock of Foreign Subsidiaries pursuant to Indebtedness of Foreign Subsidiaries permitted to be incurred under this Indenture that are not expected to make the Company unable to make principal or interest payments on the Notes, as determined in good faith by the Company; and

(o)           an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses

(b) and (d) through (f) above and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, and amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements prior to such amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing.

Section 4.9.                                   Limitation on Incurrence of Additional Indebtedness.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness other than Permitted Indebtedness; provided, however, that the Company or any Restricted Subsidiary that is, or concurrently with such incurrence becomes, a Guarantor may incur Indebtedness (including Acquired Indebtedness), in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the receipt and application of the proceeds thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.  The foregoing proviso is referred to as the “Coverage Ratio Exception.”

Section 4.10.                             Limitation on Asset Sales.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)           the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company); and

(2)           at least 75% of the consideration received by the Company or the applicable Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and shall be received at the time of such disposition; provided, however, that the amount of (a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee in such Asset Sale and from which the Company or such Restricted Subsidiary is released (including by operation of law), (b) any notes, securities or other obligations received by the Company or by any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Company or by such Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt by the Company or such Restricted Subsidiary (to the extent of the cash or Cash Equivalents received) and (c) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $5.0 million and (y) 5% of Consolidated Net Tangible Assets of the Company at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision.

Upon the consummation of an Asset Sale, the Company shall apply, or cause the applicable Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

(1)           to (i) permanently reduce obligations under a Credit Facility (and, except in the case of revolving credit facilities, to correspondingly reduce commitments with respect thereto), or (ii) permanently reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor,

(2)           to make an investment in Replacement Assets,

(3)           to make capital expenditures in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries or in businesses reasonably related or complementary thereto (“Permitted Business”),

(4)           acquire Capital Stock of a Person that is a Restricted Subsidiary or of a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon consummation of such acquisition, including by means of a merger, consolidation or other business combination permitted under this Indenture,

(5)           to repay obligations under Pari Passu Indebtedness, provided that if the Company shall so reduce obligations under such Pari Passu Indebtedness, it shall equally and ratably reduce obligations under the Notes if the Notes are then prepayable or, if the Notes may not then be prepaid, the Company shall make an offer (in accordance with the procedures set forth below for a Net Proceeds Offer) to all Holders of Notes to purchase the Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid, or

(6)           a combination of prepayment and investment permitted by the foregoing clauses (1) through (5).

The Company or such Restricted Subsidiary will be deemed to have complied with its obligations under the preceding paragraphs of this Section 4.10 if it enters into a binding commitment to acquire such properties, assets or Capital Stock prior to 365 days after the receipt of the applicable Net Cash Proceeds, provided that upon any abandonment or termination of such binding commitment, the Net Available Proceeds not so applied shall constitute Net Cash Proceeds and be applied as set forth below.

On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date not less than 45 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, the maximum principal amount of Notes and other Indebtedness (“Pari Passu Indebtedness”) of the Company and the Guarantors that ranks pari passu in right of payment with the Notes or the Guarantees, as the case may be (to the extent required by the instrument governing such other Indebtedness), that may be purchased out of the Net Proceeds Offer Amount.  Any Notes and other Indebtedness to be purchased pursuant to a Net Proceeds Offer shall be purchased pro rata based on the aggregate principal amount of Notes and such other Indebtedness outstanding and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.  The Net Proceeds Offer shall be made in compliance with the applicable procedures set forth in Section 3.10 and shall include all instructions and materials necessary to enable Holders to tender their Notes.

The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $15.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $15.0 million, shall be applied as required pursuant to this Section 4.10).

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and shall comply with the provisions of this Section 4.10 with respect to such deemed sale as if it were an Asset Sale.  In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold pursuant to the preceding sentence shall be deemed to be Net Cash Proceeds for purposes of this Section 4.10.

Notwithstanding the preceding paragraphs of this Section 4.10, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent:

(1)           at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

(2)           the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors of the Company);

provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraphs of this Section 4.10.

Section 4.11.                             Limitations on Transactions with Affiliates.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) involving aggregate consideration in excess of $2.5 million with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), other than:

(1)           Affiliate Transactions permitted under paragraph (b) below; and

(2)           Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $10.0 million will be approved by the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with the foregoing provisions.  If the Company or any Restricted Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $20.0 million, the Company will, prior to the consummation thereof, obtain an opinion from an Independent Financial Advisor stating that such transaction or series of related transactions are fair to the Company or to the relevant Restricted Subsidiary, as the case may be, from a financial point of view.

(b)           The restrictions set forth in Section 4.11(a) shall not apply to:

(1)           reasonable fees and compensation paid to and indemnity provided on behalf of the Company’s officers, directors, employees or consultants or those of any Restricted Subsidiary as determined in good faith by the Company’s Board of Directors;

(2)           transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of any such transaction); provided that such transactions are not otherwise prohibited by this Indenture;

(3)           amounts payable to the Sponsor pursuant to the Management Agreement as in effect on the Issue Date, which shall be no more than $1.5 million per year;

(4)           any agreement or instrument as in effect as of the Issue Date or any amendment or replacement thereof or any transaction contemplated thereby (including pursuant to any amendment or replacement thereof) so long as any such amendment or replacement agreement or instrument is, in the good faith judgment of the Board of Directors of the Company, not more disadvantageous to the Holders of Notes, taken as a whole, than the original agreement or instrument as in effect on the Issue Date;

(5)           Restricted Payments and Permitted Investments permitted by this Indenture;

(6)           any employment or compensation arrangement or agreement, employee benefit plan or arrangement, officer or director indemnification agreement or any similar arrangement or other compensation arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, issuance of securities or awards pursuant thereto;

(7)           any issuance of Qualified Capital Stock to Affiliates;

(8)           contracts or agreements with, and payments by the Company or any of its Restricted Subsidiaries to, Sponsor in connection with any financial advisory, consulting, financing, underwriting or placement services or any other investment banking, banking or similar services, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with Sponsor in effect on the Issue Date, or (y) approved by a majority of the Board of Directors of the Company in good faith;

(9)           the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights in each case to employees, directors and consultants approved by the Board of Directors;

(10)         any redemption of Capital Stock held by current or former employees, directors or consultants at the time of their death, disability, termination of employment or departure from the Board of Directors for not in excess of fair market value or as otherwise contractually required;

(11)         any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purposes of (i) reorganizing to facilitate an initial public offering of securities of the Company or any direct or indirect parent entity of the Company or (ii) reincorporating the Company in a new jurisdiction;

(12)         transactions pursuant to any registration rights agreement with the stockholders of the Company or any direct or indirect parent entity of the Company, on customary terms;

(13)         transactions pursuant to or contemplated by the Partnership Agreement as in effect on the Issue Date;

(14)         transactions and payments of fees and expenses to the Sponsor on May 10, 2005 in connection with the Acquisition and the Credit Agreement;

(15)         agreements and transactions with customers, clients, suppliers or purchasers and sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with this Indenture, which are fair to the Company or its Restricted Subsidiaries, or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at that time from a Person who is not an Affiliate of the Company; and

(16)         ordinary course transactions (including the payment of customary fees and expenses) with investment banks, commercial banks and other financial institutions in connection with investment banking, commercial banking and other financial advisory services.

Section 4.12.                             Limitation on Liens.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Liens securing any Indebtedness upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom (other than Permitted Liens) unless effective provision for securing the Notes or, with respect to Liens on any Guarantor’s property or assets, the Guarantee of such Guarantor, and:

(1)           if such Lien secures Indebtedness which is subordinate in right of payment to the Notes or any Guarantee of any Guarantor, as the case may be, any such Lien shall be subordinate to the Lien granted to Holders to the same extent as such Indebtedness is subordinate in right of payment to the applicable Notes or the related Guarantee of such Guarantor, as the case may be; and

(2)           in all other cases, the Notes or any related Guarantees, as the case may be, are secured on at least an equal and ratable basis.

Notwithstanding the foregoing, any Lien securing the Notes or a Guarantee granted pursuant to this Section 4.12 shall be automatically and unconditionally released and discharged upon (a) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment of obligations under such Indebtedness), at such time as the holders of all such Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, (b) any sale, exchange or transfer to any Person other than the Company or any Restricted Subsidiary of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien in accordance with the terms of this Indenture, (c) in the case of a Lien on assets of a Guarantor securing a Guarantee, upon the release of such Guarantee in accordance with the terms of this Indenture, (d) payment in full of the principal of, and accrued interest and premium on, the Notes, or (e) a defeasance or discharge of the Notes in accordance with the procedures pursuant to Section 8.2, 8.3 or 12.1.

Section 4.13.                             Continued Existence.

Subject to Article V, each of the Company and the Guarantors shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect (i) its corporate or other existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor and (ii) the material rights (charter and statutory), licenses and franchises of the Company or such Guarantor, except to the extent that the applicable Board of Directors determines that the preservation of such right, license or franchise, or the existence of any such Guarantor, in either case is no longer necessary or desirable in the conduct of the business of the Company or such Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.14.                             [Reserved].

Section 4.15.                             Offer to Repurchase upon Change of Control.

Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes (a “Change of Control Offer”) at a Purchase Price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the Change of Control Payment Date in accordance with Section 3.9.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16.                             Future Subsidiary Guarantees.

If any Restricted Subsidiary of the Company (other than any Non-Guarantor Restricted Subsidiary if the fair market value of such Non-Guarantor Restricted Subsidiary, together with the fair market value of all other Non-Guarantor Restricted Subsidiaries, as of such date, does not exceed in the aggregate $3.5 million) guarantees any of the Company’s Indebtedness under any Credit Facility, then such Restricted Subsidiary shall:

(1)           execute and deliver to the Trustee a supplemental indenture substantially in form of Exhibit E pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

(2)           deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.

Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture; provided, however, that to the extent that a Subsidiary is subject to any instrument governing Acquired Indebtedness, as in effect at the time of acquisition thereof, that prohibits such Subsidiary from issuing a Guarantee, such Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Indebtedness.

In addition, to the extent the collective fair market value of the Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary, exceeds $3.5 million, the Company shall cause one or more of such Non-Guarantor Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture substantially in form of Exhibit E pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in this Indenture, such that the collective fair market value of all remaining Non-Guarantor Restricted Subsidiaries does not exceed $3.5 million.

Section 4.17.                             [Reserved].

Section 4.18.                             Limitation on Designations of Unrestricted Subsidiaries.

The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company that owns Capital Stock of a Restricted Subsidiary) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)           no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)           the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the sum of:

(a)           the fair market value of the Capital Stock of such Subsidiary owned by the Company and its Restricted Subsidiaries on such date; and

(b)           the aggregate amount of other Investments of the Company and its Restricted Subsidiaries in such Subsidiary on such date; and

(3)           the Company would be permitted to incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception at the time of Designation (assuming the effectiveness of such Designation).

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.7 for all purposes of this Indenture in the Designation Amount.

The Company shall not, and shall not permit any Restricted Subsidiary to, at any time:

(1)           provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness); or

(2)           be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

(1)           no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(2)           all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture.

All Designations and Revocations must be evidenced by Board Resolutions of the Company certifying compliance with the foregoing provisions.

ARTICLE V.

SUCCESSORS

Section 5.1.                                   Merger, Consolidation and Sale of Assets.

The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless:

(1)           either:

(a)           the Company will be the surviving or continuing entity; or

(b)           the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of properties and assets of the Company and of its Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)            will be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)           will expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(2)           immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Coverage Ratio Exception;

(3)           immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default shall have occurred or be continuing; and

(4)           the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Indenture and an Officer’s Certificate that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Notwithstanding the foregoing clauses (1), (2), (3) and (4), the Company may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction and/or for the purpose of forming a holding company.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such and the Company will be discharged from all obligations and covenants under this Indenture and the Notes.

Each Guarantor, if any (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.10), shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1)           the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) (the “Guarantor Surviving Entity”) is an entity organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2)           such Guarantor Surviving Entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; and

(3)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Restricted Subsidiary of the Company need not comply with this Section 5.1.  Notwithstanding the foregoing clauses (1), (2) and (3), any Guarantor may merge with an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Guarantor in another jurisdiction, and the Guarantors may merge with an Affiliate as part of any internal reorganization.

Upon any consolidation or merger in accordance with the foregoing in which such Guarantor is not the continuing corporation, the Guarantor Surviving Entity shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee with the same effect as if such Guarantor Surviving Entity had been named as such, and such Guarantor will be discharged from all obligations and covenants under this Indenture and its Guarantee.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.1.                                   Events of Default.

Each of the following constitutes an “Event of Default”:

(a)           the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days;

(b)           the failure to pay the principal on any Note, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase;

(c)           a default in the observance or performance of any other covenant or agreement contained herein which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(d)           the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $15.0 million or more at any time;

(e)           one or more judgments in an aggregate amount in excess of $15.0 million (to the extent not covered by insurance or bonded) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(f)            the Company or any Significant Subsidiary of the Company:

(i)            commences a voluntary case under any Bankruptcy Law,

(ii)           consents to the entry of an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a custodian or receiver of it or for all or substantially, all of its property, or

(iv)          makes a general assignment for the benefit of its creditors; or

(g)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief in an involuntary case against the Company or any Significant Subsidiary of the Company,

(ii)           appoints a custodian or receiver of the Company or any Significant Subsidiary or for all or substantially all of the property of any of the foregoing, or

(iii)          orders the liquidation of the Company or any of its Significant Subsidiaries,

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(h)           any Guarantee of Holdings or a Significant Subsidiary required pursuant to this Indenture ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability in writing under its Guarantee required pursuant to this Indenture (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

Section 6.2.                                   Acceleration.

If an Event of Default (other than an Event of Default specified in Section 6.1(f) or (g) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable.  If an Event of Default specified in Section 6.1(f) or (g) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 6.1(d), such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 45 days after such Event of Default arose,

(1)           the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2)           the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)           if the default that is the basis for such Event of Default has been cured.

The Holders of not less than a majority in principal amount of the Notes by written notice to the Company and the Trustee may, on behalf of the Holders of all of the Notes, rescind and cancel such declaration and its consequences:

(1)           if the rescission would not conflict with any judgment or decree;

(2)           if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)           to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal that has become due otherwise than by such declaration of acceleration has been paid;

(4)           if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)           in the event of the cure or waiver of an Event of Default of the type described in Section 6.1(f) or (g), the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel stating that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3.                                   Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.4.                                   Waiver of Existing Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may by notice to the Trustee on behalf of the Holders of all of the Notes, waive any existing Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest or Additional Interest, if any, on any Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.                                   Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  Subject to Sections 7.1 and 7.2, however, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may result in the incurrence of liability by the Trustee and shall be entitled to the benefit of Sections 7.1(c)(iii) and (e), provided, however, that subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.6.                                   Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           an Event of Default shall have occurred and be continuing and the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense in complying with such request;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.7.                                   Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or Additional Interest, if any, on such Note, on or after the respective due dates thereon (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8.                                   Collection Suit by Trustee.

If an Event of Default specified in Section 6.l(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company, upon demand of the Trustee, for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.                                   [Reserved].

Section 6.10.                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable and take any and all actions authorized under the TIA in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11.                             Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.7;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Additional Interest, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.11.

Section 6.12.                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.12 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII.

TRUSTEE

Section 7.1.                                   Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and the TIA and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture but need not verify the contents thereof.

However, the Trustee shall examine the Officers’ Certificates or Opinions of Counsel to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1 and Section 7.2.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or in the exercise of its rights and powers, if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f)            The Trustee shall not be liable for interest on any money or other property received by it or for holding moneys or other property uninvested, in either case, except as the Trustee may agree in writing with the Company.  Money and other property held in trust by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.

Section 7.2.                                   Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, provided, however, that the Trustee’s conduct does not constitute willful misconduct, bad faith or negligence.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by one Officer of the Company.

(f)            The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 (other than under Section 6.1(a) (subject to the following sentence) or Section 6.1(b)) unless either (i) a Responsible Officer of the Trustee shall have actual knowledge thereof, or (ii) the Trustee or its Responsible Officer shall have received notice thereof in accordance with Section 13.2 from the Company or any obligor on the Notes or by any Holder of the Notes.  The Trustee shall not be charged with knowledge of the Company’s obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

(g)           The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to this Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h)           The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3.                                   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, or apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4.                                   Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee’s certificate of authentication.

Section 7.5.                                   Notice of Defaults.

If a Default or Event of Default occurs with respect to the Notes and is continuing, and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after such Event of Default becomes known to the Trustee or written notice of it is received by a Responsible Officer of the Trustee.  Except in the case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.                                   Reports by Trustee to Holder of the Notes.

Within 60 days after each February 15 beginning with the February 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange (if any) on which the Notes are listed in accordance with TIA § 313(d).  The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.7.                                   Compensation, Reimbursement and Indemnity.

The Company shall pay to the Trustee from time to time such reasonable compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Company and the Trustee from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by or on behalf of it in accordance with the provisions of this Indenture, in addition to the compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.  The Trustee shall provide the Company reasonable notice of any expenditure which is not in the ordinary course of business.

The Company and the Guarantors shall jointly and severally indemnify the Trustee and any predecessor Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents), and hold it harmless against, any and all losses, liabilities, claims, damages or reasonable out-of-pocket expenses, including taxes (other than taxes based upon, measured by or applicable to the income or compensation of the Trustee) and reasonable attorneys’ fees and expenses, incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6), including the costs and expenses of enforcing this Indenture or any Guarantee against the Company or a Guarantor (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense may be attributable to its negligence, willful misconduct or bad faith.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder

The Company shall defend any claim or threatened claim asserted against the Trustee, with counsel reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense of such claim at the Company’s expense.  If in the opinion of counsel to the Trustee, the facts and/or issues surrounding the claim are reasonably likely to create a conflict of interest with the Company, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not reimburse any losses, liabilities, claims, damages or expenses, or indemnify any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company and the Guarantors under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of or Additional Interest, if any, or interest on, particular Notes.  Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.

Section 7.8.                                   Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time upon 30 days written notice to the Company and be discharged from the trust hereby created by so notifying the Company.  The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee upon 30 days written notice to the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Company.  The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Company, for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to each Holder of a Note.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.                                   Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10, the successor corporation without any further act shall be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article VII and Section 310(a) of the TIA, without the execution or filing of any paper or any further act on the part of the parties hereto.

Section 7.10.                             Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50.0 million as set forth in its (or its related bank holding company’s) most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5).  The Trustee shall comply with TIA § 310(b).

Section 7.11.                             Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.  The Trustee hereby waives any right to set-off any claim that it may have against the Company in any capacity (other than as Trustee and Paying Agent) against any of the assets of the Company held by the Trustee.

ARTICLE VIII.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.                                   Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option, at any time, elect to have either Section 8.2 or 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2.                                   Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Guarantors shall each subject to the satisfaction by the Company of the conditions set forth in Section 8.4, be discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions that shall survive until otherwise terminated or discharged hereunder:

(a)           the rights of Holders to receive, solely from the funds in trust (as set forth in clause (1) of Section 8.4) payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(b)           the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(c)           the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(d)           the Legal Defeasance provisions of this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3.

Section 8.3.                                   Covenant Defeasance.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantors shall each, subject to the satisfaction by the Company of the conditions set forth in Section 8.4, be released from its obligations under the covenants contained in Sections 3.9, 3.10, 4.3, 4.5, 4.7 through 4.12, 4.13 (except to the extent that it applies to the Company’s existence), and 4.14 through 4.19, both inclusive, and Section 5.1 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes, unless the Company has been advised by its independent public accountants that, under the accounting literature in effect at such time, the Notes must continue to be treated as outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(c) through 6.1(e) and 6.1(h) shall not constitute Events of Default.

Section 8.4.                                   Conditions to Legal or Covenant Defeasance.

The following are the conditions precedent to the application of either Section 8.2 or 8.3 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2)           in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)           the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)           since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States reasonably acceptable to the Trustee shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture (other than a Default or an Event or Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)           the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of hindering or defrauding any other creditors of the Company or others; and

(7)           the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clauses (2)(a) and (3) above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable on the maturity date within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.5.                                   Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Additional Interest, if any, interest on, the Notes, that such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.                                   Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, Redemption Price or Purchase Price of, or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 8.7.                                   Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture, and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that (a) if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent; and (b) unless otherwise required by any legal proceeding or any other order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Obligations to the Company promptly after receiving a written request therefore at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE IX.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.                                   Without Consent of Holders of Notes.

Notwithstanding Section 9.2, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder of a Note to:

(1)           evidence the succession of another Person to the Company, a Guarantor, or any other obligor under the Notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in this Indenture and in the Notes and any Guarantee in accordance with Section 5.1;

(2)           add to the covenants of the Company, any Guarantor or any other obligor under the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the Notes, as applicable, in this Indenture, in the Notes or in any Guarantee;

(3)           cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantee;

(4)           make, amend or supplement any provision under this Indenture, the Notes or any Guarantee; provided that such provisions shall not adversely affect the Holders of the Notes in any material respect;

(5)           comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(6)           add a Guarantor or additional obligor under this Indenture or permit any Person to guarantee the Notes and/or obligations under this Indenture;

(7)           release a Guarantor as provided in this Indenture;

(8)           evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(9)           mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders of the Notes as additional security for the payment and performance of the Company’s and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

(10)         provide for the issuance of additional Notes under this Indenture in accordance with the limitations set forth in this Indenture;

(11)         provide for the issuance of Exchange Notes pursuant to the terms of this Indenture and the Registration Rights Agreement;

(12)         comply with the rules of any applicable securities depositary; or

(13)         conform the text of this Indenture or the Notes to any provision of the “Description of Notes” section of the Final Memorandum.

Upon the request of the Company, accompanied by a Board Resolution (evidenced by an Officer’s Certificate) (a copy of which shall be provided to the Trustee) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee the documents described in Section 9.6, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.                                   With Consent of Holders of Notes.

Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7, any existing Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Without the consent of each Holder affected, an amendment or waiver may not:

(1)           reduce the amount of Notes whose Holders must consent to an amendment;

(2)           reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3)           reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

(4)           make any Notes payable in money other than that stated in the Notes;

(5)           make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)           after the Company’s obligation to purchase Notes arises under this Indenture, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

(7)           modify or change any provision of this Indenture in any manner which subordinates the Notes in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor, in each case in a manner that adversely affects the Holders in any material respect; provided that subordination shall not be affected by the existence or lack thereof of a security interest or by priority with respect to a security interest; or

(8)           release Holdings or any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee of this Indenture otherwise than in accordance with the terms of this Indenture.

Notwithstanding the foregoing, if any amendment, waiver or other modification of this Indenture or the Notes will only affect the Fixed Rate Notes or the Floating Rate Notes, as the case may be, only the consent of the Holders of the then outstanding Fixed Rate Notes or Floating Rate Notes, as the case may be, and not the consent of both the Holders of Fixed Rate Notes and the Holders of Floating Rate Notes, shall be required in accordance with this Section 9.2.

Upon the written request of the Company accompanied by a Board Resolution (evidenced by an Officer’s Certificate) (a copy of which shall be provided to the Trustee) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.3.                                   Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.                                   Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders of Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date, and no such consent shall be valid or effective for more than 120 days after such record date.

Section 9.5.                                   Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.                                   Trustee to Sign Amendment, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  The Company may not sign an amended or supplemental indenture until the Board of Directors approves such amended or supplemental indenture.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive the documents required by Sections 13.4 and 13.5, and, subject to Section 7.1, shall be fully protected in relying upon such documents.

Upon the execution of any amended or supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such amended or supplemental Indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X.

[RESERVED]

ARTICLE XI.

GUARANTEE

Section 11.1.                             Unconditional Guarantee.

Each Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as a “Guarantee”), on a senior unsecured basis jointly and severally, to each Holder of a

Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:  (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.4.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.  Each Guarantor hereby agrees that (to the extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Subject to Section 6.6, each Guarantor hereby waives (to the extent permitted by law) diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee.  If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 11.2.                             [Reserved].

Section 11.3.                             Severability.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.4.                             Limitation of Guarantor’s Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, the Trustee, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including all of its obligations under or with respect to the Credit Agreement and all Interest Swap Obligations and obligations under Currency Agreements) of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 11.5, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 11.5.                             Release of Guarantor.

(a)           The Guarantee of a Guarantor will be automatically and unconditionally released without any action on the part of the Trustee or the Holders of the Notes:  (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including, without limitation, by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the applicable provisions of this Indenture; (2) in connection with any sale of a majority of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale of such Capital Stock of that Guarantor complies with the applicable provisions of this Indenture; (3) if the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; (4) if such Guarantor is properly designated as a Non-Guarantor Restricted Subsidiary and is not required to issue a Guarantee of the Notes pursuant to Section 4.16; (5) if a Guarantor under all Credit Facilities is released from its Guarantee pursuant to the terms of all Credit Facilities; or (6) if the Notes are discharged in accordance with the procedures described under Section 8.2, 8.3 or 12.1.

(b)           The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officer’s Certificate and, if requested by the Trustee, Opinion of Counsel certifying as to the compliance with this Section 11.5.

Section 11.6.                             Contribution.

Each Guarantor that makes a payment or distribution under any Guarantee shall have the right to seek contribution from the Company or any non-paying Guarantor that has also Guaranteed the Notes in respect of which such payment or distribution is made, in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

Section 11.7.                             Waiver of Subrogation.

Until all Obligations are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.7 is knowingly made in contemplation of such benefits.

Section 11.8.                             Notation Not Required.

Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

The Company shall cause each Restricted Subsidiary that is required to become a Guarantor after the Issue Date pursuant to Section 4.16 to execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit E evidencing its Guarantee on the terms and subject to the conditions set forth in this Article XI.  Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel substantially to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors’ rights or remedies generally and general principles of equity, whether considered in a proceeding at law or at equity, such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

Section 11.9.                             Waiver of Stay, Extension or Usury Laws.

Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE XII.

SATISFACTION AND DISCHARGE

Section 12.1.                             Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as set forth below and as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all Notes issued hereunder and then outstanding, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)           either:

(a)           all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.7 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation, or

(b)           all Notes not theretofore delivered to the Trustee for cancellation (a) have become due and payable, (b) will become due and payable at their Stated Maturity within one year, or (c) are to be irrevocably called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)           the Company has paid all other sums payable by the Company under this Indenture; and

(3)           the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the Company’s obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 7.7, 7.8, 13.2, 13.3 and 13.4 and the Trustee’s and Paying Agent’s obligations in Section 12.2 shall survive until the Notes are no longer outstanding.  Thereafter, only the Company’s obligations in Section 7.7 shall survive.

Section 12.2.                             Application of Trust.

Subject to the provisions of Section 8.6 hereof, all money deposited with the Trustee pursuant to Section 12.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money in accordance with Section 12.1 hereof by reason of any legal proceedings or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company and the Guarantors obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.1 hereof; provided that (a) if the Company has made any payment of principal of, or premium or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent, and (b) the Trustee or Paying Agent shall return all such money and Government Securities to the Company promptly after receiving a request therefor at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

ARTICLE XIII.

MISCELLANEOUS

Section 13.1.                             Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 13.2.                             Notices.

Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first-class mail (postage prepaid), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

Compression Polymers Holding Corporation
801 Corey St.
Moosic, PA  18507
Attention:  Chief Financial Officer
Fax:  (570) 961-7696

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY  10004
Attention:  Stuart Gelfond, Esq.
Fax:  (212) 859-8589

If to the Trustee:

Wells Fargo Bank, N.A.
213 Court Street, Suite 703
Middletown, CT  06457
Attention:  Corporate Trust Administration
Fax:  860-704-6219

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail (postage prepaid), or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the address receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.3.                             Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.4.                             Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Indenture, the Company and/or any Guarantor shall furnish to the Trustee:

(a)           an Officer’s Certificate to the effect that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel to the effect that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Notwithstanding the foregoing, no such Opinion of Counsel shall be given with respect to authentication and delivery of any Initial Notes.

Section 13.5.                             Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

In giving any Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

Section 13.6.                             Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.7.                             No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 13.8.                                       Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 13.9.                             No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.                       Successors.

All agreements of the Company in this Indenture and the Notes shall bind their successors and assigns.  All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 13.11.                       Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.                       Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.13.                       Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.                       Qualification of Indenture.

The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including reasonable attorneys’ fees and expenses for the Company, the Trustee and the Holders of the Notes) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

[Signatures on following page]

SIGNATURES

COMPRESSION POLYMERS HOLDING CORPORATION

By:	/s/ JAMES KEISLING
Name: James Keisling
Title: Chief Executive Officer

By:	/s/ GARY SPITZ
Name: Gary Spitz
Title: Chief Financial Officer

COMPRESSION POLYMERS CORP.

By:	/s/ JAMES KEISLING
Name: James Keisling
Title: Chief Executive Officer

By:	/s/ GARY SPITZ
Name: Gary Spitz
Title: Chief Financial Officer

VYCOM CORP.

By:	/s/ JAMES KEISLING
Name: James Keisling
Title: Chief Executive Officer

By:	/s/ GARY SPITZ
Name: Gary Spitz
Title: Chief Financial Officer

CPCAPITOL ACQUISITION CORP.

By:	/s/ JAMES KEISLING
Name: James Keisling
Title: Chief Executive Officer

S-1

By:	/s/ GARY SPITZ
Name: Gary Spitz
Title: Chief Financial Officer

WELLS FARGO BANK, N.A.,
as Trustee

By:	/s/ JOSEPH P. O’DONNELL
Name: Joseph P. O’Donnell
Title: Vice President

S-2

EXHIBIT A

FORM OF INITIAL FLOATING RATE NOTE

(Face of Note)

COMPRESSION POLYMERS HOLDING CORPORATION

SENIOR FLOATING RATE NOTE DUE 2012

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

THIS NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY

(1)           To be included only if the Note is issued in global form.

APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED AND THE OFFERING MEMORANDUM PURSUANT TO WHICH THIS NOTE WAS ORIGINALLY SOLD.  THE HOLDER OF THE NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE NOTE.

THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND/OR SECTION 4975 OF THE CODE OR UNDER ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.  BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

[Temporary Regulation S Global Note Legend]

BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, S.A. AND ONLY (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER

THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.  HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.

[Definitive Note Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

COMPRESSION POLYMERS HOLDING CORPORATION

SENIOR FLOATING RATE NOTE DUE 2012

CUSIP No.
No.	$

Interest Payment Dates:  January 1 and July 1
Record Dates:  December 15 and June 15

COMPRESSION POLYMERS HOLDING CORPORATION, a Delaware corporation (the “Company,” which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to                                                                                                                                                                 , or registered assigns, the principal sum of                                                                 Dollars on July 1, 2012.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

COMPRESSION POLYMERS HOLDING CORPORATION

By:
Name:
Title:
Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
as Trustee

By:
Authorized Signatory

(Back of Note)

Senior Floating Rate Notes due 2012

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           (a)  Interest.  The Company promises to pay interest on the principal amount of this Note at a rate per annum, reset semi-annually, equal to the six-month LIBOR plus 6.75%, as determined by an agent appointed by the Company (the “Calculation Agent”), which shall initially be the Trustee, from July 5, 2005 until maturity.  The Company will pay interest semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 1, 2006.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time at the same rate per annum on the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

“LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for six-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date.  If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period.  If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the first day of such Interest Period.  If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates.  If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding

Interest Payment Date; provided that the first Interest Period shall commence on and include July 5, 2005 and end on and include December 31, 2005.

“Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

“London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

(b)           Additional Interest.  The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated July 5, 2005, between the Company, the Guarantors and the Initial Purchaser named therein (the “Registration Rights Agreement”).  Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement.  Additional Interest, if any, will be payable in cash semi-annually on the Interest Payment Date of the Company’s choosing and in the amounts set forth in the Registration Rights Agreement.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Additional Interest, if any, hereon from time to time on demand at the same rate to the extent lawful.

(2)           Method of Payment.  The Company will pay interest on the Notes (except defaulted interest and Additional Interest), if any, to the Persons who are registered Holders of Notes at the close of business on the December 15 and June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Any such installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company.  Payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent ten Business Days prior to the Record

Date.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           Paying Agent and Registrar.  Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or a domestically incorporated wholly-owned subsidiary may act in any such capacity.

(4)           Indenture and Guarantees.  The Company issued the Notes under an Indenture dated as of July 5, 2005 (as in effect from time to time, the “Indenture”) among the Company, the Guarantors party thereto from time to time and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  The Notes are general obligations of the Company.  If any of the terms or provisions contained in this Note conflict with any of the terms or provisions of the Indenture, those contained in the Indenture shall govern and be controlling.

(5)           Optional Redemption.  (a)  The Company may redeem the Notes, at the Company’s option, in whole at any time, or in part from time to time, on and after July 1, 2007, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as a percentage of the principal amount thereof), if redeemed during the 12-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage

2007	103.000%
2008	102.000%
2009 and thereafter	100.000%

If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

(b)           Before July 1, 2007, the Company may also redeem the Notes, as a whole but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at July 1, 2007 (as set forth in the table above), plus (2) all scheduled interest payments due on such Note from the redemption date through July 1, 2007 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date, plus 50 basis points over (B) the principal amount of such Note.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 1, 2007; provided, however, that if the period from such redemption date to July 1, 2007 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to July 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(6)           Optional Redemption upon Public Equity Offerings.  At any time, or from time to time, on or prior to July 1, 2007, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the Notes issued under the Indenture at a redemption price equal to 100% of the principal amount thereof plus a premium equal to the interest rate per annum on the Note applicable on the date on which notice of the redemption is given, plus accrued and unpaid interest and Additional Interest (if any), to the date of redemption, provided that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and provided, further, that the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.  If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures, unless such method is otherwise prohibited).

(7)           Mandatory Redemption.  Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

(8)           Notice of Redemption.  Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days (or in the case of a Change of Control Offer, at least 30 days but not more than 60 days, or in the case of a Net Proceeds Offer, within 30 days) before the applicable redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9)           Repurchase at Option of Holder.  (a)  If there is a Change of Control, the Company shall be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture.

(b)           Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repayment of the Notes and/or Pari Passu Indebtedness.

(10)         Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part, or any Note that has been tendered in a Change of Control Offer or a Net Proceeds Offer.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11)         Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

(12)         Amendment, Supplement and Waiver.  The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.

(13)         Defaults and Remedies.  Events of Default include:  (i) the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal on any Note, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase; (iii) a default in the observance or performance of any covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company received written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $15.0 million or more at any time; (v) one or more judgments in an aggregate amount in excess of $15.0 million (to the extent not covered by insurance or bonded) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries, as specified in the Indenture; and (vii) any Guarantee of Holdings or a Significant Subsidiary required pursuant to the Indenture ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or a Guarantor that is a Significant Subsidiary denies its liability in writing under its Guarantee required pursuant to the Indenture (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).  If any Event of Default (other than an Event of Default specified in clause (vi) above relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable.  If an Event of Default specified in clause (vi) above relating to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in principal amount of the then outstanding Notes may, by Notice to the Trustee on behalf of the Holders of all of the Notes, waive any existing Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest or Additional Interest, if any, on any Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. In addition, the Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days after any Officer of the Company obtains knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default.

(14)         Trustee Dealings with Company.  Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

(15)         No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

(16)         Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)         Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)         Discharge and Defeasance.  If the Company deposits, in accordance with the Indenture, with the Trustee or Paying Agent cash or U.S. Government Obligations sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

(19)         Governing Law.  The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

(20)         CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

(21)         Registration Rights.  Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Initial Floating Rate Note for the Company’s Exchange Floating Rate Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Floating Rate Notes.  The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

(22)         Request for Indenture.  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Request may be made to:

Compression Polymers Holding Corporation
801 Corey St.
Moosic, PA  18507
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                                                as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Date:

Your Signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature of Signature Guarantee

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 (“Net Proceeds Offer”) or Section 4.15 (“Change of Control Offer”) of the Indenture, check the applicable boxes

☐	Net Proceeds Offer: ☐	Change of Control Offer:

in whole	☐	in whole ☐

in part	☐	in part ☐

Amount to be		Amount to be
purchased: $		purchased: $

Date:

Your Signature:
Sign exactly as your name appears on the other side of this Note.

Date:
Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

Social Security Number or
Taxpayer Identification Number:

EXHIBIT B

FORM OF INITIAL FIXED RATE NOTE

(Face of Note)

COMPRESSION POLYMERS HOLDING CORPORATION

10½% SENIOR NOTE DUE 2013

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](2)

THIS NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY

(2)           To be included only if the Note is issued in global form

APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED AND THE OFFERING MEMORANDUM PURSUANT TO WHICH THIS NOTE WAS ORIGINALLY SOLD.  THE HOLDER OF THE NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTICE OF THE RESALE RESTRICTIONS APPLICABLE TO THE NOTE.

THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA AND/OR SECTION 4975 OF THE CODE OR UNDER ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.  BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

[Temporary Regulation S Global Note Legend]

BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, S.A. AND ONLY (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER

THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.  HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.

[Definitive Note Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

COMPRESSION POLYMERS HOLDING CORPORATION

10½% SENIOR NOTE DUE 2013

CUSIP No.
No.	$

Interest Payment Dates:  January 1 and July 1
Record Dates:  December 15 and June 15

COMPRESSION POLYMERS HOLDING CORPORATION, a Delaware corporation (the “Company,” which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to                                                                                                                                                                        , or registered assigns, the principal sum of                                                Dollars on July 1, 2013.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

COMPRESSION POLYMERS HOLDING CORPORATION

By:
Name:
Title:

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
as Trustee

By:
Authorized Signatory

(Reverse of Note)

10 ½% Senior Notes due 2013

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           (a)  Interest.  The Company promises to pay interest on the principal amount of this Note at the rate of 10½% per annum from July 5, 2005 until maturity.  The Company will pay interest semi-annually on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 1, 2006.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time at the same rate per annum on the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(b)           Additional Interest.  The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated July 5, 2005, between the Company and the Initial Purchaser named therein (the “Registration Rights Agreement”).  Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement.  Additional Interest will be payable in cash semi-annually on the Interest Payment Date of the Company’s choosing and in the amounts set forth in the Registration Rights Agreement.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Additional Interest, if any, hereon from time to time on demand at the same rate to the extent lawful.

(2)           Method of Payment.  The Company will pay interest on the Notes (except defaulted interest and Additional Interest), if any, to the Persons who are registered Holders of Notes at the close of business on the December 15 and June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Any such installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of

New York, or, at the option of the Company.  Payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent ten days prior to the Record Date.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           Paying Agent and Registrar.  Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or a domestically incorporated wholly-owned subsidiary may act in any such capacity.

(4)           Indenture and Guarantees.  The Company issued the Notes under an Indenture dated as of July 5, 2005 (as in effect from time to time, the “Indenture”) among the Company, the Guarantors party thereto from time to time and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  The Notes are general obligations of the Company.  If any of the terms or provisions contained in this Note conflicts with any of the terms or provisions of the Indenture, those contained in the Indenture shall govern and be controlling.

(5)           Optional Redemption.  (a)  The Company may redeem the Notes, at the Company’s option, in whole at any time, or in part from time to time, on and after July 1, 2009, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as a percentage of the principal amount thereof), if redeemed during the 12-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage

2009	105.250%
2010	102.625%
2011 and thereafter	100.000%

If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

(b)           Before July 1, 2009, the Company may also redeem the Notes, as a whole but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at July 1, 2009 (as set forth in the table above), plus (2) all scheduled interest payments due on such Note from the redemption date through July 1, 2009 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date, plus 50 basis points over (B) the principal amount of such Note.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 1, 2009; provided, however, that if the period from such redemption date to July 1, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to July 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(6)           Optional Redemption upon Public Equity Offerings.  At any time, or from time to time, on or prior to July 1, 2008, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the Notes issued under the Indenture at a redemption price equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest (if any), to the date of redemption, provided that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and provided, further, that the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.  If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures, unless such method is otherwise prohibited).

(7)           Mandatory Redemption.  Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

(8)           Notice of Redemption.  Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days (or in the case of a Change of Control Offer, at least 30 days but not more than 60 days, or in the case of a Net Proceeds Offer, within 30 days) before the applicable redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

(9)           Repurchase at Option of Holder.  (a)  If there is a Change of Control, the Company shall be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture.

(b)           Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repayment of the Notes and/or Pari Passu Indebtedness.

(10)         Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part, or any Note that has been tendered in a Change of Control Offer or a Net Proceeds Offer.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11)         Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

(12)         Amendment, Supplement and Waiver.  The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.

(13)         Defaults and Remedies.  Events of Default include:  (i) the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal on any Note, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase; (iii) a default in the observance or performance of any covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company received written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $15.0 million or more at any time; (v) one or more judgments in an aggregate amount in excess of

$15.0 million (to the extent not covered by insurance or bonded) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries, as specified in the Indenture; and (vii) any Guarantee of Holdings or a Significant Subsidiary required pursuant to the Indenture ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or a Guarantor that is a Significant Subsidiary denies its liability in writing under its Guarantee required pursuant to the Indenture (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).  If any Event of Default (other than an Event of Default specified in clause (vi) above relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable.  If an Event of Default specified in clause (vi) above relating to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in principal amount of the then outstanding Notes may, by Notice to the Trustee on behalf of the Holders of all of the Notes, waive any existing Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest or Additional Interest, if any, on any Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. In addition, the Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days after any Officer of the Company obtains knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default.

(14)         Trustee Dealings with Company.  Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledge of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

(15)         No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

(16)         Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)         Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)         Discharge and Defeasance.  If the Company deposits, in accordance with the Indenture, with the Trustee or Paying Agent cash or U.S. Government Obligations sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

(19)         Governing Law.  The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

(20)         CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

(21)         Registration Rights.  Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Initial Fixed Rate Note for the Company’s Exchange Fixed Rate Notes, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Fixed Rate Notes.  The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

(22)         Request for Indenture.  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Request may be made to:

Compression Polymers Holding Corporation
801 Corey St.
Moosic, PA  18507
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                                                               as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Date:

Your Signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature of Signature Guarantee

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 (“Net Proceeds Offer”) or Section 4.15 (“Change of Control Offer”) of the Indenture, check the applicable boxes

☐	Net Proceeds Offer: ☐	Change of Control Offer:

in whole	☐	in whole ☐

in part	☐	in part ☐

Amount to be		Amount to be
purchased: $		purchased: $

Date:

Your Signature:
Sign exactly as your name appears on the other side of this Note.

Date:

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

Social Security Number or
Taxpayer Identification Number:

EXHIBIT C

FORM OF EXCHANGE FLOATING RATE NOTE

(Face of Note)

COMPRESSION POLYMERS HOLDING CORPORATION

SENIOR FLOATING RATE NOTE DUE 2012

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](3)

(3)           To be included only if the Note is issued in global form

COMPRESSION POLYMERS HOLDING CORPORATION

SENIOR FLOATING RATE NOTE DUE 2012

CUSIP No.
No.	$

Interest Payment Dates:  January 1 and July 1
Record Dates:  December 15 and June 15

COMPRESSION POLYMERS HOLDING CORPORATION, a Delaware corporation (the “Company,” which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to                                                                                                                                                                  , or registered assigns, the principal sum of                                               Dollars on July 1, 2012.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

COMPRESSION POLYMERS HOLDING CORPORATION

By:
Name:
Title:

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
as Trustee

By:
Authorized Signatory

(Back of Note)

Senior Floating Rate Notes due 2012

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  The Company promises to pay interest on the principal amount of this Note at a rate per annum, reset semi-annually, equal to the six-month LIBOR plus 6.75%, as determined by an agent appointed by the Company (the “Calculation Agent”), which shall initially be the Trustee from July 5, 2005 until maturity.  The Company will pay interest semi-annually January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 1, 2006.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time at the same rate per annum on the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

“LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for six-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date.  If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period.  If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the first day of such Interest Period.  If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates.  If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding

Interest Payment Date; provided that the first Interest Period shall commence on and include July 5, 2005 and end on and include December 31, 2005.

“Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

“London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

2.             Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the December 15 and June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Any such installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  The Notes will be payable as to principal, Redemption Price, Purchase Price, interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company.  Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar.  Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any domestically incorporated wholly-owned subsidiary may act in any such capacity.

4.             Indenture and Guarantees.  The Company issued the Notes under an Indenture dated as of July 5, 2005 (as in effect from time to time, the “Indenture”) among the Company, the Guarantors party thereto from time to time and the Trustee.  The terms of the

Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  The Notes are general obligations of the Company.  If any of the terms or provisions contained in this Note conflicts with any of the terms or provisions of the Indenture, those contained in the Indenture shall govern and be controlling.

5.             Optional Redemption.  (a)  The Company may redeem the Notes, at the Company’s option, in whole at any time, or in part from time to time, on and after July 1, 2007, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as a percentage of the principal amount thereof), if redeemed during the 12-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage

2007	103.000%
2008	102.000%
2009 and thereafter	100.000%

If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

(b)           Before July 1, 2007, the Company may also redeem the Notes, as a whole but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at July 1, 2007 (as set forth in the table above), plus (2) all scheduled interest payments due on such Note from the redemption date through July 1, 2007 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date, plus 50 basis points over (B) the principal amount of such Note.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 1, 2007; provided, however, that if the period from such redemption date to July 1, 2007 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to July 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

6.             Optional Redemption upon Public Equity Offerings.  At any time, or from time to time, on or prior to July 1, 2007, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the Notes issued under the Indenture at a redemption price equal to 100% of the principal amount thereof plus a premium equal to the interest rate per annum on the Note applicable on the date on which notice of the redemption is given, plus accrued and unpaid interest, to the date of redemption, provided that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and provided, further, that the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.  If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures, unless such method is otherwise prohibited).

7.             Mandatory Redemption.  Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

8.             Notice of Redemption.  Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days (or in the case of a Change of Control Offer, at least 30 days but not more than 60 days, or in the case of a Net Proceeds Offer, within 30 days) before the applicable redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9.             Repurchase at Option of Holder.  (a)  If there is a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase, in accordance with the procedures set forth in the Indenture.  Within 30 days following any Change of Control, or, at the Company’s option, prior to such Change of Control but after it is publicly announced if a definitive agreement is in place for such Change of Control at the time of such announcement, the Company shall send, by first-class mail, a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repayment of the Notes and/or Pari Passu Indebtedness.

10.           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of

Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part, or any Note that has been tendered in a Change of Control Offer or a Net Proceeds Offer.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

12.           Amendment, Supplement and Waiver.  The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.

13.           Defaults and Remedies.  Events of Default include:  (i) the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal on any Note, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase; (iii) a default in the observance or performance of any covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company received written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $15.0 million or more at any time; (v) one or more judgments in an aggregate amount in excess of $15.0 million (to the extent not covered by insurance or bonded) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries, as specified in the Indenture; and (vii) any Guarantee of Holdings or a Significant Subsidiary required pursuant to the Indenture ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or a Guarantor that is a Significant Subsidiary denies its liability in writing under its Guarantee required pursuant to the Indenture (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).  If any Event of Default (other than an Event of Default specified in clause (vi) above relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable.  If an Event of Default specified in clause (vi) above relating to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in principal amount of the then outstanding Notes may, by Notice to the Trustee on behalf of the Holders of all of the Notes, waive any existing Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest or Additional Interest, if any, on any Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. In addition, the Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days after any Officer of the Company obtains knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default.

14.           Trustee Dealings with Company.  Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

15.           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

16.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.           Discharge and Defeasance.  If the Company deposits, in accordance with the Indenture, with the Trustee or Paying Agent cash or U.S. Government Obligations sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the

Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

19.           Governing Law.  The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

20.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

21.           Request for Indenture.  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Request may be made to:

Compression Polymers Holding Corporation
801 Corey St.
Moosic, PA  18507
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                                                     as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Date:

Your Signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature of Signature Guarantee

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 (“Net Proceeds Offer”) or Section 4.15 (“Change of Control Offer”) of the Indenture, check the applicable boxes

☐ Net Proceeds Offer:	☐	Change of Control Offer:

in whole ☐		in whole ☐

in part ☐		in part ☐

Amount to be		Amount to be
purchased: $		purchased: $

Date:

Your Signature:
Sign exactly as your name appears on the other side of this Note.

Date:

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

Social Security Number or
Taxpayer Identification Number:

EXHIBIT D

FORM OF EXCHANGE FIXED RATE NOTE

(Face of Note)

COMPRESSION POLYMERS HOLDING CORPORATION

10½% SENIOR NOTE DUE 2013

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](4)

(4)           To be included only if the Note is issued in global form

COMPRESSION POLYMERS HOLDING CORPORATION

10½% SENIOR NOTE DUE 2013

CUSIP No.
No.	$

Interest Payment Dates:  January 1 and July 1
Record Dates:  December 15 and June 15

COMPRESSION POLYMERS HOLDING CORPORATION, a Delaware corporation (the “Company,” which term includes any successor corporation under the indenture hereinafter referred to), for value received promises to pay to                                                                                                                                                                  , or registered assigns, the principal sum of                                                       Dollars on July 1, 2013.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

COMPRESSION POLYMERS HOLDING CORPORATION

By:
Name:
Title:

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
as Trustee

By:
Authorized Signatory

(Reverse of Note)

10½% Senior Notes due 2013

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  The Company promises to pay interest on the principal amount of this Note at a rate of 10½% per annum from July 5, 2005 until maturity.  The Company will pay interest semi-annually January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 1, 2006.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time at the same rate per annum on the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the December 15 and June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Any such installment of interest not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  The Notes will be payable as to principal, Redemption Price, Purchase Price, interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company.  Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar.  Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any domestically incorporated wholly-owned subsidiary may act in any such capacity.

4.             Indenture and Guarantees.  The Company issued the Notes under an Indenture dated as of July 5, 2005 (as in effect from time to time, the “Indenture”) among the Company, the Guarantors party thereto from time to time and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  The Notes are general obligations of the Company.  If any of the terms or provisions contained in this Note conflicts with any of the terms or provisions of the Indenture, those contained in the Indenture shall govern and be controlling.

5.             Optional Redemption.  (a)  The Company may redeem the Notes, at the Company’s option, in whole at any time, or in part from time to time, on and after July 1, 2009, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as a percentage of the principal amount thereof), if redeemed during the 12-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage

2009	105.250%
2010	102.625%
2011 and thereafter	100.000%

If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and reasonable.

(b)           Before July 1, 2009, the Company may also redeem the Notes, as a whole but not in part, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the date of redemption.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note at July 1, 2009 (as set forth in the table above), plus (2) all scheduled interest payments due on such Note from the redemption date through July 1, 2009 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date, plus 50 basis points over (B) the principal amount of such Note.

“Treasury Rate” means, with respect to any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such

Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to July 1, 2009; provided, however, that if the period from such redemption date to July 1, 2009 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to July 1, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

6.             Optional Redemption upon Public Equity Offerings.  At any time, or from time to time, on or prior to July 1, 2008, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the Notes issued under the Indenture at a redemption price equal to 110.50% of the principal amount thereof, plus accrued and unpaid interest, to the date of redemption, provided that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and provided, further, that the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.  If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed by lot, only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures, unless such method is otherwise prohibited).

7.             Mandatory Redemption.  Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

8.             Notice of Redemption.  Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days (or in the case of a Change of Control Offer, at least 30 days but not more than 60 days, or in the case of a Net Proceeds Offer, within 30 days) before the applicable redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

9.             Repurchase at Option of Holder.  (a)  If there is a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a Purchase Price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase, in accordance with the procedures set forth in the Indenture.  Within 30 days following any Change of Control, or, at the Company’s option, prior to such Change of Control but after it is publicly announced if a definitive agreement is in place for such Change of Control at the time of such announcement, the Company shall send, by first-class mail, a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)           Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repayment of the Notes and/or Pari Passu Indebtedness.

10.           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part, or any Note that has been tendered in a Change of Control Offer or a Net Proceeds Offer.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

11.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

12.           Amendment, Supplement and Waiver.  The Indenture or the Notes may be amended or supplemented only as provided in the Indenture.

13.           Defaults and Remedies.  Events of Default include:  (i) the failure to pay interest on any Note when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal on any Note, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase; (iii) a default in the observance or performance of any covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company received written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.1 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, aggregates $15.0 million or more at any time; (v) one or more judgments in an aggregate amount in excess of $15.0 million (to the extent not covered by insurance or bonded) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries, as specified in the Indenture; and (vii) any Guarantee of Holdings or a Significant Subsidiary required pursuant to the Indenture ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or a Guarantor that is a Significant Subsidiary denies its liability in writing under its Guarantee required pursuant to the Indenture (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).  If any Event of Default (other than an Event of Default specified in clause (vi) above relating to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable.  If an Event of Default specified in clause (vi) above relating to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in principal amount of the then outstanding Notes may, by Notice to the Trustee on behalf of the Holders of all of the Notes, waive any existing Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest or Additional Interest, if any, on any Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. In addition, the Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days after any Officer of the Company obtains knowledge of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default.

14.           Trustee Dealings with Company.  Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

15.           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

16.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.           Discharge and Defeasance.  If the Company deposits, in accordance with the Indenture, with the Trustee or Paying Agent cash or U.S. Government Obligations sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

19.           Governing Law.  The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

20.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

21.           Request for Indenture.  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Request may be made to:

Compression Polymers Holding Corporation
801 Corey St.
Moosic, PA  18507
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                                                                    as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him or her.

Date:

Your Signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature of Signature Guarantee

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 (“Net Proceeds Offer”) or Section 4.15 (“Change of Control Offer”) of the Indenture, check the applicable boxes

☐ Net Proceeds Offer:	☐	Change of Control Offer:

in whole ☐		in whole ☐

in part ☐		in part ☐

Amount to be		Amount to be
purchased: $		purchased: $

Date:

Your Signature:
Sign exactly as your name appears on the other side of this Note.

Date:

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

Social Security Number or
Taxpayer Identification Number:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE IN RESPECT OF GUARANTEE

SUPPLEMENTAL INDENTURE, dated as of [                     ] (this “Supplemental Indenture”), among [name of Guarantor[s]] (the “New Guarantor[s]”), Compression Polymers Holding Corporation, a Delaware corporation (together with its successors and assigns, the “Company”), Compression Polymers Holding II Corporation, Compression Polymers Corp., Vycom Corp., CPCapitol Acquisition Corp. (collectively, the “Existing Guarantors” and together with the New Guarantors, the “Guarantors”) and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an Indenture, dated as of July 5, 2005 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of Senior Floating Rate Notes due 2012 (the “Floating Rate Notes”) and 10½% Senior Notes due 2013 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”) of the Company;

WHEREAS, Section 4.16 of the Indenture provides that the Company is required to cause the New Guarantor[s] to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor[s] shall guarantee the Notes pursuant to [a]  Guarantee[s] on the terms and conditions set forth herein and in Article XI of the Indenture;

WHEREAS, [the][each] New Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such New Guarantor is dependent on the financial performance and condition of the Company;

WHEREAS, pursuant to Section 9.1 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder; and

WHEREAS, all things necessary have been done to make this Supplemental Indenture, when executed and delivered by the Company, the Existing Guarantors and each New Guarantor, the legal, valid and binding agreement of the Company, the Existing Guarantors and each New Guarantor, in accordance with its terms.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor[s], the Company and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.             Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental

Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.             Agreement to Guarantee.  [The] [Each] New Guarantor hereby agree[s], jointly and severally with [all] [any] Existing Guarantor[s], unconditionally, to guarantee the Notes and the obligations of the Company under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Guarantor.

3.             Termination, Release and Discharge.  [The] [Each] New Guarantor’s Guarantee shall terminate and be of no further force or effect, and [the] [each] New Guarantor shall be released and discharged from all obligations in respect of its Guarantee, only as and when provided in Section 11.5 of the Indenture.

4.             Parties.  Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of [the] [each] New Guarantor’s Guarantee or any provision contained herein or in Article XI of the Indenture.

5.             Governing Law.  THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

7.             Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8.             Headings.  The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NAME OF GUARANTOR], as Guarantor

By:
Name:
Title:

COMPRESSION POLYMERS HOLDING CORPORATION

By:
Name:
Title:

COMPRESSION POLYMERS HOLDING II CORPORATION

By:
Name:
Title:

COMPRESSION POLYMERS CORP.

By:
Name:
Title:

VYCOM CORP.

By:
Name:
Title:

CPCAPITOL ACQUISITION CORP.

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

EXHIBIT F(1)

FORM OF REGULATION S CERTIFICATE

,

Wells Fargo Bank, N.A.
213 Court Street, Suite 703
Middletown, CT  06457
Attention:  Corporate Trust Administration
Fax:  860-704-6219

Attention:  Robert McIntyre

Re:	Compression Polymers Holding Corporation (the “Company”) Senior Floating Rate Notes due 2012 and 10 ½% Senior Notes due 2013 (together, the “Notes”)

Dear Sirs:

This letter relates to U.S. $                         principal amount at maturity of Notes represented by a certificate (the “Legended Certificate”) which bears a legend outlining restrictions upon transfer of such Legended Certificate.  Pursuant to Section 2.1 of the Indenture (the “Indenture”) dated as of July 5, 2005 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Holder]

By:
Authorized Signature

F(1)-1

EXHIBIT F(2)

CERTIFICATE TO BE DELIVERED
UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

,

Wells Fargo Bank, N.A.
213 Court Street, Suite 703
Middletown, CT  06457
Attention:  Corporate Trust Administration
Fax:  860-704-6219

Attention:  Robert McIntyre

Re:	Compression Polymers Holding Corporation (the “Company”) Senior Floating Rate Notes due 2012 and 10½% Senior Notes due 2013 (together, the “Notes”)

Dear Sirs:

This Certificate relates to $                                  principal amount of Notes held in *          book-entry or *              certificated form by                                          (the “Transferor”).

The Transferor:*

☐ has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in certificated, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

☐ has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

☐ Such Note is being acquired for the Transferor’s own account, without transfer.

*              Check applicable box

F(2)-1

☐ Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance on Rule 144A.

☐ Such Note is being transferred to an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act.

☐ Such Note is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act.

☐ Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

☐ Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act.  An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

Very truly yours,

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Date:

F(2)-2

EXHIBIT G

FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS TO NON-QIB ACCREDITED INVESTORS

,

Wells Fargo Bank, N.A.
213 Court Street, Suite 703
Middletown, CT  06457
Attention:  Corporate Trust Administration
Fax:  860-704-6219

Attention:  Robert McIntyre

Re:	Compression Polymers Holding Corporation (the “Company”) Senior Floating Rate Notes and 10½% Senior Notes due 2013

Dear Sirs:

In connection with our proposed purchase of Senior Floating Rate Notes due 2012 and 10½% Senior Notes due 2013 (together, the “Notes”) of the Company, we confirm that:

We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of July 5, 2005 relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

We understand that the Notes have not been registered under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company or any Subsidiary thereof, (B) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (F) in accordance with another exemption from the registration requirements of the Securities Act, or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any

G-1

person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

We understand that, on any proposed transfer of any Notes prior to the later of the original issue date of the Notes and the last date the Notes were held by an affiliate of the Company pursuant to clauses (C), (D) and (E) of the third paragraph above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act, and we are each able to bear the economic risk of our or its investment.

We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Transferee)

By:
Name:
Title:

G-2

EXHIBIT H

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S

,

Wells Fargo Bank, N.A.
213 Court Street, Suite 703
Middletown, CT  06457
Attention:  Corporate Trust Administration
Fax:  860-704-6219

Attention:  Robert McIntyre

Re:	Compression Polymers Holding Corporation (the “Company”) Senior Floating Rate Notes due 2012 and 10½% Senior Notes due 2013 (together, the “Notes”)

Dear Sirs:

In connection with our proposed sale of $_________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3)           no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

H-1

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this letter have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

H-2